Exhibit 10.3
EXECUTION VERSION

SIXTH AMENDED AND RESTATED EXEMPTED LIMITED PARTNERSHIP AGREEMENT
OF
APOLLO PRINCIPAL HOLDINGS II, L.P.
Dated June 21, 2018

THE PARTNERSHIP UNITS OF APOLLO PRINCIPAL HOLDINGS II, L.P. HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAWS OF ANY STATE, PROVINCE OR ANY OTHER APPLICABLE SECURITIES LAWS AND ARE BEING ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH UNITS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, CHARGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR PROVINCE, AND ANY OTHER APPLICABLE SECURITIES LAWS; AND (II) THE TERMS AND CONDITIONS OF THIS EXEMPTED LIMITED PARTNERSHIP AGREEMENT. THE UNITS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS AND THIS EXEMPTED LIMITED PARTNERSHIP AGREEMENT. THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH UNITS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

TABLE OF CONTENTS

Page

Article I DEFINITIONS    2
Section 1.01. Definitions    2
Article II FORMATION, TERM, PURPOSE AND POWERS    12
Section 2.01. Formation    12
Section 2.02. Name    13
Section 2.03. Term    13
Section 2.04. Offices    13
Section 2.05. Agent for Service of Process    13
Section 2.06. Business Purpose    13
Section 2.07. Powers of the Partnership    13
Section 2.08. Partners; Admission of New Partners    13
Section 2.09. Withdrawal    14
Article III MANAGEMENT    14
Section 3.01. General Partner    14
Section 3.02. Compensation    15
Section 3.03. Expenses    15
Section 3.04. Authority of Partners    15
Section 3.05. Action by Written Consent or Ratification    15
Article IV DISTRIBUTIONS    16
Section 4.01. Distributions    16
Section 4.02. Liquidation Distribution    17
Section 4.03. Limitations on Distribution    17
Section 4.04. Distributions on Series A Preferred Mirror Units    17
Section 4.05. Distributions on Series B Preferred Mirror Units    17
Article V CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS; TAX
ALLOCATIONS; TAX MATTERS    17
Section 5.01. Initial Capital Contributions    17
Section 5.02. No Additional Capital Contributions    18
Section 5.03. Capital Accounts    18
Section 5.04. Allocations of Profits and Losses    18
Section 5.05. Special Allocations    19
Section 5.06. Tax Allocations    20
Section 5.07. Tax Advances    20
Section 5.08. Tax Matters    21
Section 5.09. Other Allocation Provisions    21
Article VI BOOKS AND RECORDS; REPORTS    22
Section 6.01. Books and Records    22
Article VII PARTNERSHIP UNITS    22

Section 7.01. Units    22
Section 7.02. Register    23
Section 7.03. Registered Partners    23
Article VIII FORFEITURE OF INTERESTS; TRANSFER RESTRICTIONS    24
Section 8.01. Limited Partner Transfers    24
Section 8.02. Encumbrances    24
Section 8.03. Further Restrictions    24
Section 8.04. Rights of Assignees    25
Section 8.05. Admissions, Withdrawals and Removals    25
Section 8.06. Admission of Assignees as Substitute Limited Partners    26
Section 8.07. Withdrawal and Removal of Limited Partners    26
Article IX DISSOLUTION, LIQUIDATION AND TERMINATION    26
Section 9.01. No Dissolution    26
Section 9.02. Events Causing Dissolution    27
Section 9.03. Distribution upon Dissolution    27
Section 9.04. Time for Liquidation    28
Section 9.05. Termination    28
Section 9.06. Claims of the Partners    28
Section 9.07. Survival of Certain Provisions    28
Article X LIABILITY AND INDEMNIFICATION    29
Section 10.01. Liability of Partners    29
Section 10.02. Indemnification    30
Article XI TERMS, RIGHTS, POWERS, PREFERENCES AND DUTIES OF
SERIES A PREFERRED MIRROR UNITS    31
Section 11.01. Designation    31
Section 11.02. Distributions    32
Section 11.03. Rank    33
Section 11.04. Redemption    33
Section 11.05. Series A Distribution Rate    34
Section 11.06. Allocations    34
Section 11.07. Voting    35
Section 11.08. Liquidation Rights    35
Section 11.09. No Duties to Series A Holders    36
Section 11.10. Coordination Among Apollo Operating Group    36
Section 11.11. Amendments and Waivers    37
Section 11.12. Expenses    37
Article XII TERMS, RIGHTS, POWERS, PREFERENCES AND DUTIES OF
SERIES B PREFERRED MIRROR UNITS    37
Section 12.01. Designation    37
Section 12.02. Distributions    37
Section 12.03. Rank    39
Section 12.04. Redemption    39

Section 12.05. Series B Distribution Rate    40

Section 12.06. Allocations    40
Section 12.07. Voting    41
Section 12.08. Liquidation Rights    41
Section 12.09. No Duties to Series B Holders    42
Section 12.10. Coordination Among Apollo Operating Group    42
Section 12.11. Amendments and Waivers    43
Section 12.12. Expenses    43
Article XIII MISCELLANEOUS    43
Section 13.01. Severability    43
Section 13.02. Notices    43
Section 13.03. Cumulative Remedies    44
Section 13.04. Binding Effect    44
Section 13.05. Interpretation    44
Section 13.06. Counterparts    44
Section 13.07. Further Assurances    45
Section 13.08. Entire Agreement    45
Section 13.09. Governing Law    45
Section 13.10. Expenses    45
Section 13.11. Amendments and Waivers    46
Section 13.12. No Third Party Beneficiaries    47
Section 13.13. Headings    47
Section 13.14. Construction    47
Section 13.15. Power of Attorney    47
Section 13.16. Letter Agreements; Schedules    48
Section 13.17. Partnership Status    48

iii

SIXTH AMENDED AND RESTATED EXEMPTED LIMITED PARTNERSHIP AGREEMENT OF
APOLLO PRINCIPAL HOLDINGS II, L.P.

This SIXTH AMENDED AND RESTATED EXEMPTED LIMITED PARTNERSHIP
AGREEMENT of Apollo Principal Holdings II, L.P. (the “Partnership”) is made as on June 21, 2018, by and among Apollo Principal Holdings II GP, LLC, a limited liability company formed under the laws of the State of Delaware and registered as a foreign company in the Cayman Islands, as general partner, and the Limited Partners (as defined herein) of the Partnership.

WHEREAS, the Partnership was formed as a limited partnership pursuant to the Delaware Act on the execution of the Limited Partnership Agreement of the Partnership on March 21, 2007 (the “Original Agreement”) by the General Partner and the initial limited partners set forth therein (the “Initial Limited Partners”) and the filing of a Certificate of Limited Partnership (the “Delaware Certificate”) with the Office of the Secretary of State of the State of Delaware on March 21, 2007;

WHEREAS, on July 13, 2007, the Original Agreement was amended and restated (the “First Amended Agreement”) to permit the admission of additional limited partners (the “Original Limited Partners”) to the Partnership and the withdrawal of the Initial Limited Partners;

WHEREAS, on July 13, 2007, pursuant to the transactions effected by a Contribution, Purchase and Sale Agreement and the Roll-up Agreements, the Original Limited Partners transferred their limited partner interests to the current Limited Partners and the current Limited Partners were admitted to the Partnership (the “Restructuring”);

WHEREAS, as of October 13, 2008, the First Amended Agreement was amended and restated (the “Second Amended Agreement”) to reflect the withdrawal of the Original Limited Partners and the admission of the current Limited Partners pursuant to the Restructuring;

WHEREAS, as of April 14, 2010, the Second Amended Agreement was further amended and restated (the “Third Amended Agreement”);

WHEREAS, as of March 7, 2017, the Third Amended Agreement was further amended and restated (the “Fourth Amended Agreement”) for the purpose of designating the Series A Preferred Mirror Units;

WHEREAS, as of March 19, 2018, the Fourth Amended Agreement was further amended and restated (the “Fifth Amended Agreement”);

WHEREAS, on the date hereof, the Partnership deregistered as a limited partnership under the laws of the State of Delaware and registered as an exempted limited partnership under the Exempted Limited Partnership Law (2018 Revision) of the Cayman Islands (the “Partnership Law”) pursuant to the Cayman Certificate in accordance with the Partnership Law (the “Migration”); and

WHEREAS, in connection with the Migration, the General Partner desires to further amend the Fifth Amended Agreement as set forth herein (as so further amended and restated, this “Agreement”).

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NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree as follows:

Article I

DEFINITIONS

Section 1.01. Definitions

. Capitalized terms used herein without definition have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Additional Credit Amount” has the meaning set forth in Section 4.01(b)(ii).

“Adjusted Capital Account Balance” means, with respect to each Partner, the balance in such Partner’s Capital Account adjusted (i) by taking into account the adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(c)(4), (5) and (6); and
(ii)by adding to such balance such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, determined pursuant to Treasury Regulations Sections 1.704- 2(g) and 1.704-2(i)(5), and any amounts such Partner is obligated to restore pursuant to any provision of this Agreement or by applicable Law. The foregoing definition of Adjusted Capital Account Balance is intended to comply with the provisions of Treasury Regulations Section 1.704- 1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

“Agreement” has the meaning set forth in the recitals.

“Amended Tax Amount” has the meaning set forth in Section 4.01(b)(ii).

“AOG Series A Mirror Interests” means, collectively, the series of preferred interests of each member of the Apollo Operating Group (other than the Partnership) with economic terms that are materially the same as those of the Series A Preferred Mirror Units.

“AOG Series B Mirror Interests” means, collectively, the series of preferred interests of each member of the Apollo Operating Group (other than the Partnership) with economic terms that are materially the same as those of the Series B Preferred Mirror Units.

“AP Professional” means AP Professional Holdings, L.P., a Cayman Islands exempted limited partnership.

“APO Corp.” means APO Corp., a Delaware corporation.

“Apollo Operating Group” means each of the Partnership, Apollo Principal Holdings I, L.P., a Cayman Islands limited partnership, Apollo Principal Holdings III, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings V, L.P., a Cayman Islands limited partnership, Apollo Principal Holdings VI, L.P., a Cayman Islands limited partnership, Apollo Principal Holdings VII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VIII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IX, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings X, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings XI, LLC, an Anguilla limited liability company, Apollo Principal Holdings XII, L.P., a Cayman Islands exempted limited partnership, Apollo Management Holdings, L.P., a Delaware limited partnership, AMH Holdings (Cayman), L.P., a Cayman Islands exempted limited partnership, and any successors thereto or other entities formed to serve as holding vehicles for the Issuer’s carry vehicles, management companies or other entities formed to engage in the asset management business (including alternative asset management), as set forth on Annex A, as amended from time to time.

“Assignee” has the meaning set forth in Section 8.04.

“Assumed Tax Rate” means the highest effective marginal combined United States federal, state and local income tax rate for a Fiscal Year prescribed for an individual or corporate resident in New York, New York (taking into account (a) the nondeductibility of expenses subject to the limitation described in Section 67(a) of the Code and (b) the character (e.g., long-term or short- term capital gain or ordinary or exempt income) of the applicable income, but not taking into account the deductibility of state and local income taxes for United States federal income tax purposes). For the avoidance of doubt, the Assumed Tax Rate will be the same for all Partners.

“Authorized Person” has the meaning set forth in Section 3.01(b).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capital Account” means the separate capital account maintained for each Partner in accordance with Section 5.03.

“Capital Contribution” means, with respect to any Partner, the aggregate amount of money contributed to the Partnership and the Carrying Value of any property (other than money), net of any liabilities assumed by the Partnership upon contribution or to which such property is subject, contributed to the Partnership pursuant to Article V.

“Carrying Value” means, with respect to any Partnership asset, the asset’s adjusted basis for United States federal income tax purposes, except that the initial carrying value of assets contributed to the Partnership shall be their respective gross fair market values on the date of contribution as determined by the General Partner, and the Carrying Values of all Partnership assets shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, as of (a) the date of the acquisition of any additional Partnership interest by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the date of the distribution of more than a de minimis amount of Partnership assets to a Partner; (c) the date a Partnership interest is relinquished to the Partnership; (d) any other date specified in the Treasury Regulations or (e) any other date specified by the General Partner; provided, however, that adjustments pursuant to clauses (a), (b) (c) and (d) above shall be made only if such adjustments are deemed necessary or appropriate by the General Partner to reflect the relative economic interests of the Partners. The Carrying Value of any Partnership asset distributed to any Partner shall be adjusted immediately before such distribution to equal its fair market value. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of “Profits (Losses)” rather than the amount of depreciation determined for United States federal income tax purposes, and depreciation shall be calculated by reference to Carrying Value rather than tax basis once Carrying Value differs from tax basis.

"Cayman Certificate" means the statement filed with the Registrar of Exempted Limited Partnerships of the Cayman Islands pursuant to section 9 of the Partnership Law and any subsequent statement of changes in the registered particulars of the Partnership filed pursuant to section 10 of the Partnership Law.
“Change of Control Event” has the meaning set forth in the Issuer LLC Agreement. “Class” means the classes of Units into which the interests in the Partnership may be classified or divided from time to time pursuant to the provisions of this Agreement.

“Class A Shares” means the Class A Common Shares of the Issuer representing Class A limited liability company interests of the Issuer.

“Class A Units” means the Units of partnership interest in the Partnership designated as the “Class A Units” herein and having the rights pertaining thereto as are set forth in this Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Common Units” means the Class A Units.

“Contingencies” has the meaning set forth in Section 9.03(a).

“Contribution, Purchase and Sale Agreement” means the Contribution, Purchase and Sale

Agreement, dated as of July 13, 2007, by and among the Partnership, Apollo Principal Holdings I, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings III, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership, and Apollo Management Holdings, L.P., a Delaware limited partnership, and certain other signatories party thereto.

“Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Covered Person” and “Covered Persons” have the meanings set forth in Section 10.02(a). “Credit Amount” has the meaning set forth in Section 4.01(b)(ii).
“Creditable Foreign Tax” means a non-United States tax paid or accrued for United States federal income tax purposes by the Partnership, in either case to the extent that such tax is eligible for credit under Section 901(a) of the Code. A non-United States tax is a Creditable Foreign Tax for these purposes without regard to whether a partner receiving an allocation of such non-United States tax elects to claim a credit for such amount. This definition is intended to be consistent with the definition of “Creditable Foreign Tax” in Treasury Regulations Section 1.704-1(b)(4)(viii), and shall be interpreted consistently therewith.

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. Section 17-101, et seq., as it may be amended from time to time.

“Delaware Certificate” has the meaning set forth in the recitals.

“Disabling Event” means the General Partner ceasing to be the general partner of the Partnership for any of the reasons set out under the Partnership Law.

“Dissolution Event” has the meaning set forth in Section 9.02.

“Distributable Cash” means cash received by the Partnership from dividends and distributions or other income, other than cash reserves to account for reasonably anticipated expenses and other liabilities, including, without limitation, tax liabilities, as the General Partner may determine to be appropriate.

“Distribution Payment Date” means March 15, June 15, September 15 and December 15 of each year, commencing (a) with respect to the Series A Preferred Mirror Units, on June 15, 2017 and (b) with respect to the Series B Preferred Mirror Units, on June 15, 2018.

“Distribution Period” means the period from and including a Distribution Payment Date to, but excluding, the next Distribution Payment Date, except that (a) the initial Distribution Period with respect to the Series A Preferred Mirror Units commenced on and included March 7, 2017 and (b) the initial Distribution Period with respect to the Series B Preferred Mirror Units commences on and includes March 19, 2018.

“Encumbrance” means any mortgage, claim, lien, encumbrance, conditional sales or other title retention agreement, right of first refusal, preemptive right, pledge, option, charge, security interest or other similar interest, easement, judgment or imperfection of title of any nature whatsoever.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agreement” means the Fifth Amended and Restated Exchange Agreement dated as of April 28, 2017 among the Issuer, the Apollo Operating Group, and the limited partners of the Apollo Operating Group entities from time to time, as amended from time to time.

“Exchange Transaction” means an exchange of Class A Units for Class A Shares pursuant to, and in accordance with, the Exchange Agreement or, if the Issuer and the exchanging Limited Partner shall mutually agree, a Transfer of Class A Units to the Issuer, the Partnership or any of their Subsidiaries for other consideration.

“Fifth Amended Agreement” has the meaning set forth in the recitals. “Final Adjudication” has the meaning set forth in Section 10.02(a). “Final Tax Amount” has the meaning set forth in Section 4.01(b)(ii). “First Amended Agreement” has the meaning set forth in the recitals.
“Fiscal Year” means (i) the period commencing upon the formation of the Partnership and ending on December 31, 2007 or (ii) any subsequent twelve-month period commencing on January 1 and ending on December 31.

“Fourth Amended Agreement” has the meaning set forth in the recitals.

“Fund” means any pooled investment vehicle or similar entity sponsored or managed, directly or indirectly, by the Issuer or any of its Subsidiaries.

“General Partner” means Apollo Principal Holdings II GP, LLC, a limited liability company formed under the laws of the State of Delaware and registered as a foreign company in the Cayman Islands or any successor general partner admitted to the Partnership in accordance with the terms of this Agreement, each in its capacity as general partner of the Partnership.

“Gross Ordinary Income” means the Partnership’s gross income excluding any gross income attributable to the sale or exchange of “capital assets” as defined in Section 1221 of the Code. Allocations to Series A Holders of Gross Ordinary Income shall consist of a proportionate share of each Partnership item of Gross Ordinary Income for such Fiscal Year in accordance with each such holder’s Percentage Interest with respect to such holder’s Series A Preferred Mirror Units. Allocations to Series B Holders of Gross Ordinary Income shall consist of a proportionate share of each Partnership item of Gross Ordinary Income for such Fiscal Year in accordance with each such holder’s Percentage Interest with respect to such holder’s Series B Preferred Mirror Units.

“Incapacity” means, with respect to any Person, the bankruptcy, dissolution, termination, entry of an order of incompetence, or the insanity, permanent disability or death of such Person.

“Initial Limited Partners” has the meaning set forth in the recitals.

“Issuer” means Apollo Global Management, LLC, a limited liability company formed under the laws of the State of Delaware, or any successor thereto.

“Issuer LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of the Issuer dated as of March 19, 2018.

“Junior Units” means Common Units and any other equity securities that the Partnership may issue in the future ranking, as to the payment of distributions, junior to the Series A Preferred Mirror Units and the Series B Preferred Mirror Units.

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order issued or promulgated by any national, supranational, state, federal, provincial, local or municipal government or any administrative or regulatory body with authority therefrom with jurisdiction over the Partnership or any Partner, as the case may be.

“Limited Partner” means each of the Persons from time to time listed as a limited partner in the books and records of the Partnership, each in their capacity as a limited partner of the Partnership.

“Liquidation Agent” has the meaning set forth in Section 9.03.

“Liquidation Preference” means, in respect of any Preferred Units, the “Liquidation Preference” per Preferred Unit specified for such Preferred Units.

“LP Register” has the meaning set forth in Section 7.02. “Migration” has the meaning set forth in the recitals.
“Net Taxable Income” has the meaning set forth in Section 4.01(b)(i).

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704-2(b). The amount of Nonrecourse Deductions of the Partnership for a Fiscal Year equals the net increase, if any, in the amount of Partnership Minimum Gain of the Partnership during that Fiscal Year, determined according to the provisions of Treasury Regulations Section 1.704-2(c).

“Notice of Dissolution” has the meaning set forth in Section 9.05. “Original Agreement” has the meaning set forth in the recitals. “Original Limited Partners” has the meaning set forth in the recitals.
“Parity Units” means any Partnership securities, including Preferred Units, that the Partnership has authorized or issued or may authorize or issue, the terms of which provide that such securities shall rank equally with the Series A Preferred Mirror Units and the Series B Preferred Mirror Units with respect to payment of distributions and distribution of assets upon a Dissolution Event. For purposes of this definition, the Series A Preferred Mirror Units shall be treated as Parity Units with respect to the Series B Preferred Mirror Units and the Series B Preferred Mirror Units shall be treated as Parity Units with respect to the Series A Preferred Mirror Units.

“Partner Nonrecourse Debt Minimum Gain” means an amount with respect to each partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) equal to the Partnership Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in Treasury Regulations Section 1.752-1(a)(2)) determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Deductions” has the meaning ascribed to the term “partner nonrecourse deductions” set forth in Treasury Regulations Section 1.704-2(i)(2).

“Partners” means, at any time, each person listed as a partner (including the General Partner) on the books and records of the Partnership, in each case for so long as he, she or it remains a partner of the Partnership as provided hereunder.

“Partnership” has the meaning set forth in the recitals. “Partnership Law” has the meaning set forth in the recitals.
“Partnership Minimum Gain” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Partnership Representative” means the “partnership representative” as defined in Section 6223 of the Code after amendment by P.L. 114-74.

“Percentage Interest” means, with respect to any Partner and subject to Section 11.01 and Section 12.01, the quotient obtained by dividing the number of Units then owned by such Partner by the number of Units then owned by all Partners.

“Permitted Jurisdiction” means the United States or any state thereof, Belgium, Bermuda, Canada, Cayman Islands, France, Germany, Gibraltar, Ireland, Italy, Luxembourg, the Netherlands, Switzerland, the United Kingdom or British Crown Dependencies, any other member country of the Organization for Economic Co-operation and Development, or any political subdivision of any of the foregoing.

“Permitted Reorganization” means the (i) voluntary or involuntary liquidation, dissolution or winding up of any of the Partnership’s Subsidiaries or upon any reorganization of the Partnership, to the maximum extent permitted by applicable law, into another limited partnership pursuant to provisions of this Agreement that allow the Partnership to convert, merge or convey its assets to another entity with or without General Partner approval, (ii) for purposes of Section 11.08, reorganization or other transaction in which a successor to the Partnership issues equity securities to the Series A Holders that have rights, powers and preferences that are substantially similar to the rights, powers and preferences of the Series A Preferred Mirror Units pursuant to provisions of this Agreement that allow the Partnership to do so without General Partner approval or (iii) for purposes of Section 12.08, reorganization or other transaction in which a successor to the Partnership issues equity securities to the Series B Holders that have rights, powers and preferences that are substantially similar to the rights, powers and preferences of the Series B Preferred Mirror Units pursuant to provisions of this Agreement that allow the Partnership to do so without General Partner approval.

“Permitted Transfer” means the sale, conveyance, exchange or transfer, for cash, shares of capital stock, securities or other consideration, of all or substantially all of the Partnership’s property or assets or the consolidation, merger or amalgamation of the Partnership with or into any other entity or the consolidation, merger or amalgamation of any other entity with or into the Partnership.

“Person” means any individual, corporation, partnership, limited partnership, limited liability company, limited company, joint venture, trust, unincorporated or governmental organization or any agency or political subdivision thereof.

“Portfolio Company” means any Person in which any Fund owns or has made, directly or indirectly, an investment.

“Preferred Units” means (i) the Series A Preferred Mirror Units, (ii) the Series B Preferred Mirror Units and (iii) any other Class of Units that entitles the Record Holders thereof to a preference or priority over the Record Holders of any other Class of Units in the right to share profits or losses or items thereof, the right to share in Partnership distributions or rights upon dissolution or liquidation of the Partnership.

“Profits” and “Losses” means, for each Fiscal Year or other period, the taxable income or loss of the Partnership, or particular items thereof, determined in accordance with the accounting method used by the Partnership for United States federal income tax purposes with the following adjustments: (a) all items of income, gain, loss or deduction allocated pursuant to Section 5.05 shall not be taken into account in computing such taxable income or loss; (b) any income of the Partnership that is exempt from United States federal income taxation and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss; (c) if the Carrying Value of any asset differs from its adjusted tax basis for United States federal income tax purposes, any gain or loss resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (d) upon an adjustment to the Carrying Value (other than an adjustment in respect of depreciation) of any asset, pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (e) if the Carrying Value of any asset differs from its adjusted tax basis for United States federal income tax purposes, the amount of depreciation, amortization or cost recovery deductions with respect to such asset for purposes of determining Profits and Losses, if any, shall be an amount which bears the same ratio to such Carrying Value as the United States federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis; provided that if the United States federal income tax depreciation, amortization or other cost recovery deduction is zero, the General Partner may use any reasonable method for purposes of determining depreciation, amortization or other cost recovery deductions in calculating Profits and Losses; and (f) except for items in (a) above, any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be treated as deductible items.

“Rating Agency Redemption Event” has the meaning set forth in the Issuer LLC Agreement.

“Record Date” means a date established by the General Partner in its sole discretion for determining the identity of Record Holders entitled to receive a distribution.

“Record Holder” or “holder” means, with respect to any Units, the Person in whose name such Units are registered on the books of the Partnership as of the opening of business on a particular Business Day.

“Restructuring” has the meaning set forth in the recitals.

“Roll-up Agreements” mean collectively, each Roll-up Agreement, by and among BRH Holdings, L.P., a Cayman Islands exempted limited partnership, AP Professional, the Issuer, APO LLC, a Delaware limited liability company, APO Corp., and an employee of the Issuer or one of its Subsidiaries, dated as of July 13, 2007, each as amended, restated, supplemented or otherwise modified from time to time.

“SEC” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Second Amended Agreement” has the meaning set forth in the recitals.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Dissolution Exception” has the meaning set forth in Section 11.08(e). “Series A Distribution Rate” means 6.375%.
“Series A Holder” means a holder of Series A Preferred Mirror Units.

“Series A Liquidation Preference” means $25.00 per Series A Preferred Mirror Unit. The Series A Liquidation Preference shall be the “Liquidation Preference” with respect to the Series A Preferred Mirror Units.

“Series A Offering Expenses” has the meaning set forth in Section 11.12.

“Series A Preferred Mirror Unit” means a 6.375% Series A Preferred Mirror Unit having the designations, preferences, rights, powers and duties set forth in Article XI.
“Series A Preferred Shares” means the 6.375% Series A Preferred Shares of the Issuer. “Series A Record Date” means, with respect to any Distribution Payment Date, the March
1, June 1, September 1 or December 1, as the case may be, immediately preceding the relevant March 15, June 15, September 15 or December 15 Distribution Payment Date, respectively. These Series A Record Dates shall apply regardless of whether a particular Series A Record Date is a Business Day. The Series A Record Dates shall constitute Record Dates with respect to the Series A Preferred Mirror Units for the purpose of distributions on the Series A Preferred Mirror Units.

“Series A Tax Redemption Event” has the meaning set forth in the Issuer LLC Agreement.

“Series B Dissolution Exception” has the meaning set forth in Section 12.08(e). “Series B Distribution Rate” means 6.375%.
“Series B Holder” means a holder of Series B Preferred Mirror Units.

“Series B Liquidation Preference” means $25.00 per Series B Preferred Mirror Unit. The Series B Liquidation Preference shall be the “Liquidation Preference” with respect to the Series B Preferred Mirror Units.

“Series B Offering Expenses” has the meaning set forth in Section 12.12.

“Series B Preferred Mirror Unit” means a 6.375% Series B Preferred Mirror Unit having the designations, preferences, rights, powers and duties set forth in Article XII.
“Series B Preferred Shares” means the 6.375% Series B Preferred Shares of the Issuer. “Series B Record Date” means, with respect to any Distribution Payment Date, the March
1, June 1, September 1 or December 1, as the case may be, immediately preceding the relevant March 15, June 15, September 15 or December 15 Distribution Payment Date, respectively. These Series B Record Dates shall apply regardless of whether a particular Series B Record Date is a Business Day. The Series B Record Dates shall constitute Record Dates with respect to the Series B Preferred Mirror Units for the purpose of distributions on the Series B Preferred Mirror Units.

“Series B Tax Redemption Event” has the meaning set forth in the Issuer LLC Agreement.

“Similar Law” means any law or regulation that could cause the underlying assets of the Partnership to be treated as assets of the Limited Partner by virtue of its limited partnership interest in the Partnership and thereby subject the Partnership and the General Partner (or other persons responsible for the investment and operation of the Partnership’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.

“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than 50% of the voting shares or other similar interests or the sole general partner interest or managing member or similar interest of such Person. The term “Subsidiary” does not include at any time any Funds or Portfolio Companies.

“Substantially All Merger” means a merger or consolidation of one or more members of the Apollo Operating Group with or into another Person that would, in one or a series of related transactions, result in the transfer or other disposition, directly or indirectly, of all or substantially all of the combined assets of the Apollo Operating Group taken as a whole to a Person that is not a member of the Apollo Operating Group immediately prior to such transaction.

“Substantially All Sale” means a sale, assignment, transfer, lease or conveyance, in one or a series of related transactions, directly or indirectly, of all or substantially all of the assets of the

Apollo Operating Group taken as a whole to a Person that is not a member of the Apollo Operating Group immediately prior to such transaction.

“Tax Advances” has the meaning set forth in Section 5.07. “Tax Amount” has the meaning set forth in Section 4.01(b)(i).
“Tax Distributions” has the meaning set forth in Section 4.01(b)(i). “Tax Matters Partner” has the meaning set forth in Section 5.08. “Third Amended Agreement” has the meaning set forth in the recitals.
“Transfer” means, in respect of any Unit, property or other asset, any sale, assignment, transfer, distribution or other disposition thereof, whether voluntarily or by operation of Law, including, without limitation, the exchange of any Unit for any other security.

“Treasury Regulations” means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Units” means the Class A Units and any other Class of Units authorized in accordance with this Agreement, including the Series A Preferred Mirror Units and the Series B Preferred Mirror Units, which shall constitute interests in the Partnership as provided in this Agreement and under the Partnership Law; entitling the holders thereof to the relative rights, title and interests in the profits, losses, deductions and credits of the Partnership at any particular time as set forth in this Agreement, and any and all other benefits to which a holder thereof may be entitled as a Partner as provided in this Agreement, together with the obligations of such Partner to comply with all terms and provisions of this Agreement.

“2007 Omnibus Equity Incentive Plan” means the Issuer’s 2007 Omnibus Equity Incentive Plan, as amended, restated, supplemented or otherwise modified from time to time.

Article II

FORMATION, TERM, PURPOSE AND POWERS

Section 2.01. Formation

. The Partnership was formed as a limited partnership under the provisions of the Delaware Act by the filing on March 21, 2007 of the Delaware Certificate as provided in the recitals. In connection with the Migration, the Partnership is hereby continued pursuant to the Partnership Law and this Agreement. If requested by the General Partner, the Limited Partners shall promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for the General Partner to accomplish all filing, recording, publishing and other acts as may be appropriate to comply with all requirements for (a) the formation and operation of an exempted limited partnership under the Partnership Law, (b) if the General Partner deems it advisable, the operation of the Partnership as an exempted limited partnership, or partnership in which the

Limited Partners have limited liability, in all jurisdictions where the Partnership proposes to operate and (c) all other filings required to be made by the Partnership.

Section 2.02. Name

. The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, Apollo Principal Holdings II, L.P.

Section 2.03. Term

. The term of the Partnership commenced on the date of the filing of the Delaware Certificate, and the term shall continue until the dissolution of the Partnership in accordance with Article IX. The existence of the Partnership shall continue until the dissolution of the Partnership in the manner required by the Partnership Law.

Section 2.04. Offices

. The address of the Partnership’s registered office in the Cayman Islands is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1 – 9008, Cayman Islands, or such other place or places in the Cayman Islands as the General Partner may, in its absolute discretion, from time to time decide. The Partnership may have other offices at such places as the General Partner from time to time may select.

Section 2.05. Agent for Service of Process

. The Partnership’s registered agent for service of process in the Cayman Islands shall be at Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands, or such other place in the Cayman Islands as the General Partner may in its absolute discretion determine from time to time.

Section 2.06. Business Purpose

. The Partnership shall have the power to engage in any lawful act or activity for which exempted limited partnerships may be formed under the Partnership Law and engage in any and all activities necessary or incidental thereto.

Section 2.07. Powers of the General Partner

. Subject to the limitations set forth in this Agreement, the General Partner will possess and may exercise all of the powers and privileges granted to it by the Partnership Law including, without limitation, the ownership and operation of the assets contributed to the Partnership by the Partners, by any other Law or this Agreement, together with all powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the purpose of the Partnership set forth in Section 2.06.

Section 2.08. Partners; Admission of New Partners

. Each of the Partners of the Partnership hereby continues as Partners of the Partnership. The rights, duties and liabilities of the Partners shall be as provided in the Partnership Law, except as is otherwise expressly provided herein, and the Partners consent to the variation of such rights, duties and liabilities as provided herein. A Person may be admitted from time to time as a new Partner in accordance with Section 8.05 and Section 8.06; provided, however, that each new Partner shall execute and deliver to the General Partner an appropriate supplement or instrument of adherence to this Agreement pursuant to which the new Partner agrees to be bound by and adhere to the terms and conditions of the Agreement, as it may be amended from time to time.

Section 2.09. Withdrawal

. No Partner shall have the right to withdraw as a Partner of the Partnership other than following the Transfer of all Units owned by such Partner in accordance with Article VIII; provided, however, that a new General Partner or substitute General Partner may be admitted to the Partnership in accordance with Section 8.05.

Article III

MANAGEMENT

Section 3.01. General Partner

.

(a)    The business, property and affairs of the Partnership shall be managed under the sole, absolute and exclusive direction of the General Partner, which may from time to time delegate authority to officers or to others to act on behalf of the Partnership.

(b)    The Partners hereby agree that the Partnership, acting by the General Partner and/or any officer of the General Partner (each, an “Authorized Person”) on its behalf, shall be and hereby is authorized to (i) open bank accounts on behalf of the Partnership in such banks, and designate the persons authorized to sign checks, notes, drafts, bills of exchange, acceptances, undertakings or orders for payment of money from funds of the Partnership on deposit in such accounts, as may be deemed by the General Partner or any Authorized Person, or any of them, to be necessary, appropriate or otherwise in the best interests of the Partnership and, in connection therewith, execute any form of required resolution necessary to open any such bank accounts; (ii) prepare, execute and file with the appropriate authorities such federal, state or local applications, forms and papers on behalf of the Partnership as may be required by law or deemed by the General Partner or any Authorized Person, or any of them, to be necessary, appropriate or otherwise in the best interests of the Partnership, as applicable; and (iii) pay on behalf of the Partnership any and all fees and expenses incident to and necessary to perfect the organization of the Partnership. Notwithstanding any other provision of this Agreement, the Partnership, acting by the General Partner and/or any Authorized Person on its behalf, is hereby authorized to enter into, and to perform its obligations under, the aforementioned agreements, deeds, receipts, certificates, filings and other documents, without any consent of any Limited Partner, but such authorization shall not be deemed a restriction on the power of the Partnership or the General Partner and/or any Authorized Person acting on behalf of the Partnership to enter into, and to perform its obligations under, other agreements on behalf of the Partnership. The Partners agree that the General Partner and/or any Authorized Person may execute the aforementioned agreements, deeds, receipts, certificates, filings and other documents on behalf of the Partnership under any title, including without limitation “Authorized Person,” that the General Partner or any Authorized Person, or any of them, deems appropriate and that any prior acts of the Partnership and the General Partner and/or any Authorized Person acting on behalf of the Partnership, consistent with the foregoing authorizations, are hereby ratified and confirmed.

Section 3.02. Compensation

. The General Partner shall not be entitled to any compensation for services rendered to the Partnership in its capacity as General Partner.

Section 3.03. Expenses

. The Partnership shall bear and/or reimburse (i) the General Partner for any expenses incurred by the General Partner in connection with serving as the general partner of the Partnership, and (ii) Issuer and APO Corp., with respect to the Partnership’s allocable share of any expenses solely incurred by or attributable to the Issuer or APO Corp. but excluding obligations incurred under the Tax Receivable Agreement, dated as of July 13, 2007 among APO Corp. and the Apollo Operating Group entities party thereto, by the Issuer or APO Corp., income tax expenses of the Issuer or APO Corp. and indebtedness incurred by the Issuer or APO Corp.

Section 3.04. Authority of Partners

. No Limited Partner, in its capacity as such, shall participate in or have any control over the conduct of the business of the Partnership. Except as expressly provided herein, the Units do not confer any rights upon the Limited Partners to participate in the affairs of the Partnership described in this Agreement. Except as expressly provided herein, the Limited Partners shall have no right to vote on any matter involving the Partnership, including with respect to any merger, consolidation, combination or conversion of the Partnership. The conduct, control and management of the Partnership shall be vested exclusively in the General Partner. In all matters relating to or arising out of the conduct of the operation of the Partnership, the decision of the General Partner shall be the decision of the Partnership. Except as required or permitted by Law, or by separate agreement with the Partnership, no Partner who is not also a General Partner (and acting in such capacity) shall take any part in the management or control of the operation or business of the Partnership in its capacity as a Partner, nor shall any Partner who is not also a General Partner (and acting in such capacity) have any right, authority or power to act for or on behalf of or bind the Partnership in his or its capacity as a Partner in any respect or assume any obligation or responsibility of the Partnership or of any other Partner. Notwithstanding the foregoing, the Partnership may employ one or more Partners from time to time, and such Partners, in their capacity as employees of the Partnership (and not, for clarity, in their capacity as Limited Partners of the Partnership), may take part in the control and management of the business of the Partnership to the extent such authority and power to act for or on behalf of the Partnership has been delegated to them by the General Partner.

Section 3.05. Action by Written Consent or Ratification

. Any action required or permitted to be taken by the Partners pursuant to this Agreement shall be taken if all Partners whose consent or ratification is required consent thereto or provide a consent or ratification in writing.

Article IV

DISTRIBUTIONS

Section 4.01. Distributions

.

(a)Subject to Section 4.04, Article XI and Article XII, all distributions of Distributable Cash shall be made, at the discretion of the General Partner, to the Limited Partners pro rata in accordance with their respective Percentage Interests.

(b)Tax Distributions.

(i)    Subject to Section 4.04, Article XI and Article XII, in addition to the foregoing, if the General Partner reasonably determines that the taxable income of the Partnership for a Fiscal Year will give rise to taxable income for the Partners (“Net Taxable Income”), the General Partner shall cause the Partnership to distribute Distributable Cash in respect of income tax liabilities (the “Tax Distributions”) to the extent that other distributions made by the Partnership for such year were otherwise insufficient to cover such tax liabilities, provided that distributions pursuant to Section 4.02 and allocations pursuant to Section 5.04 related to such distributions shall not be taken into account for purposes of this Section 4.01(b). The Tax Distributions payable with respect to any Fiscal Year shall be computed based upon the General Partner’s estimate of the allocable Net Taxable Income in accordance with Article V, multiplied by the Assumed Tax Rate (the “Tax Amount”). For purposes of computing the Tax Amount, the effect of any benefit under Section 743(b) of the Code will be ignored. Any Tax Distributions shall be made to all Partners, whether or not they are subject to such applicable United States federal, state and local taxes, pro rata in accordance with their Percentage Interest.

(ii)    Tax Distributions shall be calculated and paid no later than one day prior to each quarterly due date for the payment by corporations on a calendar year of estimated taxes under the Code in the following manner: (A) for the first quarterly period, 25% of the Tax Amount, (B) for the second quarterly period, 50% of the Tax Amount, less the prior Tax Distributions for the Fiscal Year, (C) for the third quarterly period, 75% of the Tax Amount, less the prior Tax Distributions for the Fiscal Year and (D) for the fourth quarterly period, 100% of the Tax Amount, less the prior Tax Distributions for the Fiscal Year. Following each Fiscal Year, and no later than one day prior to the due date for the payment by corporations of income taxes for such Fiscal Year, the General Partner shall make an amended calculation of the Tax Amount for such Fiscal Year (the “Amended Tax Amount”), and shall cause the Partnership to distribute a Tax Distribution, out of Distributable Cash, to the extent that the Amended Tax Amount so calculated exceeds the cumulative Tax Distributions previously made by the Partnership in respect of such Fiscal Year. If the Amended

Tax Amount is less than the cumulative Tax Distributions previously made by the Partnership in respect of the relevant Fiscal Year, then the difference (the “Credit

Amount”) shall be applied against, and shall reduce, the amount of Tax Distributions made for subsequent Fiscal Years. Within 30 days following the date on which the Partnership files a tax return on Form 1065, the General Partner shall make a final calculation of the Tax Amount for such Fiscal Year (the “Final Tax Amount”) and shall cause the Partnership to distribute a Tax Distribution, out of Distributable Cash, to the extent that the Final Tax Amount so calculated exceeds the Amended Tax Amount. If the Final Tax Amount is less than the Amended Tax Amount in respect of the relevant Fiscal Year, then the difference (the “Additional Credit Amount”) shall be applied against, and shall reduce, the amount of Tax Distributions made for subsequent Fiscal Years. Any Credit Amount and Additional Credit Amount applied against future Tax Distributions shall be treated as an amount actually distributed pursuant to this Section 4.01(b) for purposes of the computations herein.

(c)2007 Distributions. The Partners acknowledge that all distributions of Distributable Cash made in 2007 were governed by Article IV of the Second Amended Agreement and the terms of such Article IV of the Second Amended Agreement, which are hereby incorporated by reference, shall govern with respect to all distributions made in 2007.

Section 4.02. Liquidation Distribution

. Distributions made during the winding up of the Partnership shall be made as provided in Section 9.03.

Section 4.03. Limitations on Distribution

. Notwithstanding any provision to the contrary contained in this Agreement, the General Partner shall not make a Partnership distribution to any Partner if such distribution would violate the Partnership Law or other applicable Law.

Section 4.04. Distributions on Series A Preferred Mirror Units

. No distributions shall be made with respect to the Series A Preferred Mirror Units except as permitted under Article XI. For the avoidance of doubt, and without limitation of the foregoing, no distributions pursuant to Section 4.01, including Tax Distributions, shall be made with respect to the Series A Preferred Mirror Units.

Section 4.05. Distributions on Series B Preferred Mirror Units

. No distributions shall be made with respect to the Series B Preferred Mirror Units except as permitted under Article XII. For the avoidance of doubt, and without limitation of the foregoing, no distributions pursuant to Section 4.01, including Tax Distributions, shall be made with respect to the Series B Preferred Mirror Units.

Article V

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS; TAX ALLOCATIONS; TAX MATTERS

Section 5.01. Initial Capital Contributions

. The Partners have made, on or prior to the date hereof, Capital Contributions and have acquired the number of Class A Units, Series A Preferred Mirror Units and/or Series B Preferred Mirror Units as specified in the books and records of the Partnership.

Section 5.02. No Additional Capital Contributions

. Except as otherwise provided in this Article V, no Partner shall be required to make additional Capital Contributions to the Partnership without the consent of such Partner or permitted to make additional Capital Contributions to the Partnership without the consent of the General Partner.

Section 5.03. Capital Accounts

. A separate capital account (a “Capital Account”) shall be established and maintained for each Partner in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv). The Capital Account of each Partner shall be credited with such Partner’s Capital Contributions, if any, all Profits allocated to such Partner pursuant to Section 5.04 and any items of income or gain which are specially allocated pursuant to Section 5.05; and shall be debited with all Losses allocated to such Partner pursuant to Section 5.04, any items of loss or deduction of the Partnership specially allocated to such Partner pursuant to Section 5.05, and all cash and the Carrying Value of any property (net of liabilities assumed by such Partner and the liabilities to which such property is subject) distributed by the Partnership to such Partner. Any references in any section of this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above. In the event of any transfer of any interest in the Partnership in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest. The Capital Account balance of each holder of Series A Preferred Mirror Units with respect to each Series A Preferred Mirror Unit shall equal the Liquidation Preference per Series A Preferred Mirror Unit as of the date such Series A Preferred Mirror Unit is initially issued and shall be increased as set forth in Article XI. The Capital Account balance of each holder of Series B Preferred Mirror Units with respect to each Series B Preferred Mirror Unit shall equal the Liquidation Preference per Series B Preferred Mirror Unit as of the date such Series B Preferred Mirror Unit is initially issued and shall be increased as set forth in Article XII.

Section 5.04. Allocations of Profits and Losses

. Except as otherwise provided in this Agreement (including Section 11.06 and Section 12.06), Profits and Losses (and, to the extent necessary, individual items of income, gain or loss or deduction of the Partnership) shall be allocated in respect of any Common Units held by a Partner in a manner such that the Capital Account of each Partner holding Common Units after giving effect to the special allocations set forth in Section 5.05 is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made pursuant to Article IV if the affairs of the Partnership were wound up and its assets sold for cash equal to their Carrying Value, all Partnership liabilities were satisfied (limited with respect to each non-recourse liability to the Carrying Value of the assets securing such liability) and the net assets of the Partnership were distributed to the Partners pursuant to this Agreement, minus (ii) such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets. Notwithstanding the foregoing, the General Partner shall make such adjustments to Capital Accounts as it determines in its sole discretion to be appropriate to ensure allocations are made in accordance with a Partner’s interest in the Partnership.

Section 5.05. Special Allocations

. Notwithstanding any other provision in this Article V:

(a)Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum Gain or Partner Nonrecourse Debt Minimum Gain (determined in accordance with the principles of Treasury Regulations Sections 1.704-2(d) and 1.704-2(i)) during any Partnership taxable year, the Partners holding Common Units shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f). This Section 5.05(a) is intended to comply with the minimum gain chargeback requirements in such Treasury Regulations Sections and shall be interpreted consistently therewith; including that no chargeback shall be required to the extent of the exceptions provided in Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).

(b)Qualified Income Offset. If any Partner holding Common Units unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the deficit balance in such Partner’s Adjusted Capital Account Balance created by such adjustments, allocations or distributions as promptly as possible; provided that an allocation pursuant to this Section 5.05(b) shall be made only to the extent that a Partner would have a deficit Adjusted Capital Account Balance in excess of such sum after all other allocations provided for in this Article V have been tentatively made as if this Section 5.05(b) were not in this Agreement. This Section 5.05(b) is intended to comply with the “qualified income offset” requirement of the Code and shall be interpreted consistently therewith.

(c)Gross Income Allocation. If any Partner holding Common Units has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Partner is obligated to restore, if any, pursuant to any provision of this Agreement, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 5.05(c) shall be made only if and to the extent that a Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article V have been tentatively made as if Section 5.05(b) and this Section 5.05(c) were not in this Agreement.

(d)Nonrecourse Deductions. Nonrecourse Deductions shall be allocated to the Partners in accordance with their respective Percentage Interests.

(e)Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated to the Partner who bears the economic risk of loss with respect to the liability to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(j).

(f)Creditable Foreign Taxes. Creditable Foreign Taxes for any taxable period attributable to the Partnership, or an entity owned directly or indirectly by the Partnership, shall be allocated to the Partners in proportion to the Partners’ distributive shares of income (including income allocated pursuant to Section 704(c) of the Code) to which the Creditable Foreign Tax relates (under principles of Treasury Regulations Section 1.904-6). The provisions of this Section 5.05(f) are intended to comply with the provisions of Treasury Regulations Section 1.704- 1(b)(4)(viii), and shall be interpreted consistently therewith.

(g)Ameliorative Allocations. Any special allocations of income or gain pursuant to Section 5.05(b) or (c) hereof shall be taken into account in computing subsequent allocations pursuant to Section 5.04 and this Section 5.05(g), so that the net amount of any items so allocated and all other items allocated to each Partner shall, to the extent possible, be equal to the net amount that would have been allocated to each Partner if such allocations pursuant to Section 5.05(b) or (c) had not occurred.

Section 5.06. Tax Allocations

. For income tax purposes, each item of income, gain, loss and deduction of the Partnership shall be allocated among the Partners in the same manner as the corresponding items of Profits and Losses, and specially allocated items, including items of Gross Ordinary Income allocated pursuant to Section 11.06 and Section 12.06, are allocated for Capital Account purposes; provided that in the case of any asset the Carrying Value of which differs from its adjusted tax basis for United States federal income tax purposes, income, gain, loss and deduction with respect to such asset shall be allocated solely for income tax purposes in accordance with the principles of Sections 704(b) and (c) of the Code (in any manner determined by the General Partner and permitted by the Code and Treasury Regulations) so as to take account of the difference between the Carrying Value and the adjusted basis of such asset. Notwithstanding the foregoing, the General Partner shall make such allocations for tax purposes as it determines in its sole discretion to be appropriate to ensure allocations are made in accordance with a Partner’s interest in the Partnership.

Section 5.07. Tax Advances

. To the extent the General Partner reasonably believes that the Partnership is required by law to withhold or to make tax payments on behalf of or with respect to any Partner or the Partnership is subjected to tax itself by reason of the status of any Partner (“Tax Advances”), the General Partner may withhold such amounts and make such tax payments as so required. All Tax Advances made on behalf of a Partner shall be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Partner or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Partner. For all purposes of this Agreement such Partner shall be treated as having received the amount of the distribution that is equal to the Tax Advance. Each Partner hereby agrees to indemnify and hold harmless the Partnership and the other Partners from and against any liability (including, without limitation, any liability for taxes, penalties, additions to tax or interest other than any penalties, additions to tax or interest imposed as a result of the Partnership’s failure to withhold or make a tax payment on behalf of such Partner which withholding or payment is required pursuant to applicable Law but only to the extent amounts sufficient to pay such taxes were not timely distributed to the Partner pursuant to Section 4.01(b)) with respect to income attributable to or distributions or other payments to such Partner.

Section 5.08. Tax Matters

. The General Partner shall be the initial “tax matters partner” within the meaning of Section 6231(a)(7) of the Code (prior to amendment by P.L. 114-74) (the “Tax Matters Partner”) and the Partnership Representative for purposes of Section 6223 of the Code (after amendment by P.L. 114-74). The Partnership shall file as a partnership for federal, state, provincial and local income tax purposes, except where otherwise required by Law. All elections required or permitted to be made by the Partnership, and all other tax decisions and determinations relating to federal, state, provincial or local tax matters of the Partnership, shall be made by the Tax Matters Partner or the Partnership Representative, as applicable, in consultation with the Partnership’s attorneys and/or accountants. Tax audits, controversies and litigations shall be conducted under the direction of the Tax Matters Partner or the Partnership Representative, as applicable. The Tax Matters Partner or the Partnership Representative, as applicable, shall keep the other Partners reasonably informed as to any tax actions, examinations or proceedings relating to the Partnership and shall submit to the other Partners, for their review and comment, any settlement or compromise offer with respect to any disputed item of income, gain, loss, deduction or credit of the Partnership. As soon as reasonably practicable after the end of each Fiscal Year, the Partnership shall send to each Partner a copy of United States Internal Revenue Service Schedule K-1, and any comparable statements required by applicable United States state or local income tax Law as a result of the Partnership’s activities or investments, with respect to such Fiscal Year. The Partnership also shall provide the Partners with such other information as may be reasonably requested for purposes of allowing the Partners to prepare and file their own tax returns. The Partnership shall use any reasonable method or combination of methods in accordance with Section 706(d) of the Code for the purpose of allocating or specifically allocating items of income, gain, loss, deduction and expense of the Partnership for federal income tax purposes to account for the varying interests of the Partners for the Fiscal Year.

Section 5.09. Other Allocation Provisions

. Certain of the foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations. Section 5.03, Section 5.04 and Section 5.05 may be amended at any time by the General Partner if the General Partner believes such amendment is advisable, so long as any such amendment does not materially change the relative economic interests of the Partners. Furthermore, the General Partner shall use its reasonable best efforts to cause its Subsidiaries to make adjustments to Capital Accounts to reflect an adjustment to the carrying value of such Subsidiaries’ assets consistent with the adjustments to Carrying Values of the Partnership’s assets hereunder.

Article VI

BOOKS AND RECORDS; REPORTS

Section 6.01. Books and Records

.

(a)At all times during the continuance of the Partnership, the Partnership shall prepare and maintain separate books of account for the Partnership.

(b)Except as limited by Section 6.01(c), each Limited Partner shall have the right to receive, for a purpose reasonably related to such Limited Partner’s interest as a Limited Partner in the Partnership, upon reasonable written demand stating the purpose of such demand and at such Limited Partner’s own expense:

(i)    a copy of the Delaware Certificate, the Cayman Certificate and this Agreement and all amendments thereto, or equivalents thereof, together with a copy of the executed copies of all powers of attorney pursuant to which the Delaware Certificate, the Cayman Certificate and this Agreement and all amendments thereto have been executed; and

(ii)    promptly after their becoming available, copies of the Partnership’s federal, state and local income tax returns and reports, if any, for the three most recent years.

(c)The General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole discretion, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner believes is not in the best interests of the Partnership, could damage the Partnership or its business or that the Partnership is required by law or by agreement with any third party to keep confidential.

Article VII

PARTNERSHIP UNITS

Section 7.01. Units

. Interests in the Partnership shall be represented by Units. As of the date of this Agreement, the Units are comprised of three Classes: Class A Units, Series A Preferred Mirror Units and Series B Preferred Mirror Units. The terms, rights, powers, preferences and duties of the Series A Preferred Mirror Units and the Series B Preferred Mirror Units are as set forth in Article XI and Article XII, respectively. The General Partner may establish, from time to time in accordance with such procedures as the General Partner shall determine from time to time, other Classes, one or more series of any such Classes, or other Partnership securities with such designations, preferences, rights, powers and duties (which may be senior to existing Classes and series of Units or other Partnership securities), as shall be determined by the General Partner, including (i) the right to share in Profits and Losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon the winding up, liquidation and dissolution of the

Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Units or other Partnership securities (including sinking fund provisions);
(v)whether such Unit or other Partnership security is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Unit or other Partnership security will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Units or other Partnership securities; and (viii) the right, if any, of the holder of each such Unit or other Partnership security to vote on Partnership matters, including matters relating to the relative designations, preferences, rights, powers and duties of such Units or other Partnership securities. Except as expressly provided in this Agreement to the contrary, any reference to “Units” shall include the Class A Units, the Series A Preferred Mirror Units, the Series B Preferred Mirror Units and any other Classes that may be established in accordance with this Agreement. All Units of a particular Class shall have identical rights in all respects as all other Units of such Class, except in each case as otherwise specified in this Agreement.

Section 7.02. Register

. The General Partner shall cause to be maintained at the principal office of the Partnership or such other place as the Partnership Law may permit, a register of limited partnership interests and a record of contribution of the Limited Partners (together, the “LP Register”), which shall include such information as may be required by the Partnership Law. The General Partner shall from time to time, update the LP Register as required by the Partnership Law to accurately reflect the information therein and no action of any partner shall be required to amend or update the LP Register. The LP Register shall not form part of this Agreement. The register of limited partnership interests shall be open to inspection by all Limited Partners at any time for any purpose reasonably related to such Limited Partners interest in the Partnership and the record of contributions shall be available for inspection by any such Limited Partner only with the consent of the General Partner. The LP Register of the Partnership shall be the definitive record of ownership of each Unit and all relevant information with respect to each Partner. Unless the General Partner shall determine otherwise, Units shall be uncertificated and recorded in the books and records of the Partnership.

Section 7.03. Registered Partners

. The Partnership shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Partnership Law or other applicable Law.

Article VIII

FORFEITURE OF INTERESTS; TRANSFER RESTRICTIONS

Section 8.01. Limited Partner Transfers

.

(a)    Except as provided in clauses (b) and (c) of this Section 8.01, no Limited Partner or Assignee thereof may Transfer (including by exchanging in an Exchange Transaction) all or any portion of its Units or other interest in the Partnership (or beneficial interest therein) without the prior consent of the General Partner, which consent may be given or withheld, or made subject to such conditions (including, without limitation, the receipt of such legal opinions and other documents that the General Partner may require) as are determined by the General Partner, in each case in the General Partner’s sole discretion. Any such determination in the General Partner’s discretion in respect of Units shall be final and binding. Such determinations need not be uniform and may be made selectively among Limited Partners, whether or not such Limited Partners are similarly situated, and shall not constitute the breach of any duty hereunder or otherwise existing at law, in equity or otherwise. Any purported Transfer of Units that is not in accordance with, or subsequently violates, this Agreement shall be, to the fullest extent permitted by law, null and void.

(b)    Notwithstanding clause (a) above, and subject to Section 8.03, each Limited Partner may exchange or otherwise Transfer Common Units in an Exchange Transaction pursuant to the terms of the Exchange Agreement. In the case of a Transfer of Common Units in connection with an Exchange Transaction, the Percentage Interests of the Limited Partners shall be appropriately adjusted to provide for, as applicable, a decrease in the number of Common Units owned by the exchanging Limited Partner and an increase in the number of Common Units owned by APO Corp.

(c)    Notwithstanding clause (a) above, and subject to Section 8.04, each Limited Partner that is a party to a Roll-up Agreement may exchange or otherwise Transfer Units pursuant to the terms and provisions thereof.

Section 8.02. Encumbrances

. No Limited Partner or Assignee may create an Encumbrance with respect to all or any portion of its Units (or any beneficial interest therein) other than Encumbrances that run in favor of the Limited Partner unless the General Partner consents in writing thereto, which consent may be given or withheld, or made subject to such conditions as are determined by the General Partner, in the General Partner’s sole discretion. Consent of the General Partner shall be withheld until the holder of the Encumbrance acknowledges the terms and conditions of this Agreement. Any purported Encumbrance that is not in accordance with this Agreement shall be, to the fullest extent permitted by law, null and void.

Section 8.03. Further Restrictions

. Notwithstanding any contrary provision in this Agreement, in no event may any Transfer of a Unit be made by any Limited Partner or Assignee if:

(a)such Transfer is made to any Person who lacks the legal right, power or capacity to own such Unit;

(b)such Transfer would require the registration of such transferred Unit or of any Class of Unit pursuant to any applicable United States federal or state securities laws (including, without limitation, the Securities Act or the Exchange Act) or other non-U.S. securities laws (including Canadian provincial or territorial securities laws) or would constitute a non- exempt distribution pursuant to applicable provincial or state securities laws;

(c)such Transfer would cause (i) all or any portion of the assets of the Partnership to (A) constitute “plan assets” (under ERISA, the Code or any applicable Similar Law) of any existing or contemplated Limited Partner, or (B) be subject to the provisions of ERISA, Section 4975 of the Code or any applicable Similar Law, or (ii) the General Partner to become a fiduciary with respect to any existing or contemplated Limited Partner, pursuant to ERISA, any applicable Similar Law, or otherwise;

(d)to the extent requested by the General Partner, the Partnership does not receive such legal and/or tax opinions and written instruments (including, without limitation, copies of any instruments of Transfer and such Assignee’s consent to adhere to and be bound by this Agreement as an Assignee) that are in a form satisfactory to the General Partner, as determined in the General Partner’s sole discretion; or

(e)such Transfer would create a substantial risk that the Partnership would be classified or otherwise treated other than as a partnership for United States federal income tax purposes.

Section 8.04. Rights of Assignees

. Subject to Section 8.05 and Section 8.06, the transferee of any permitted Transfer pursuant to this Article VIII will be an assignee only (“Assignee”), and only will receive, to the extent transferred, the distributions and allocations of income, gain, loss, deduction, credit or similar item to which the Partner which transferred its Units would be entitled, and such Assignee will not be entitled or enabled to exercise any other rights or powers of a Partner, such other rights, and all obligations relating to, or in connection with, such interest remaining with the transferring Partner. The transferring Partner will remain a Partner even if it has transferred all of its Units to one or more Assignees until such time as the Assignee(s) is admitted to the Partnership as a Partner pursuant to Section 8.05 or Section 8.06.

Section 8.05. Admissions, Withdrawals and Removals

.

(a)No Person may be admitted to the Partnership as an additional General Partner or substitute General Partner without the prior written consent or ratification of APO Corp. A General Partner will not be entitled to Transfer all of its Units or to withdraw from being a

General Partner of the Partnership unless another General Partner shall have been admitted hereunder (and not have previously been removed or withdrawn).

(b)No Limited Partner will be removed or entitled to withdraw from being a Partner of the Partnership except in accordance with Section 8.07.

(c)Except as otherwise provided in Article IX or the Partnership Law, no admission, substitution, withdrawal or removal of a Partner will cause the dissolution of the Partnership. To the fullest extent permitted by law, any purported admission, withdrawal or removal that is not in accordance with this Agreement shall be null and void.

Section 8.06. Admission of Assignees as Substitute Limited Partners

. An Assignee will become a substitute Limited Partner only if and when each of the following conditions is satisfied:

(a)the General Partner consents in writing to such admission, which consent may be given or withheld, or made subject to such conditions as are determined by the General Partner, in each case in the General Partner’s sole discretion;

(b)if required by the General Partner, the General Partner receives written instruments (including, without limitation, copies of any instruments of Transfer and such Assignee’s consent to adhere to and be bound by this Agreement as a substitute Limited Partner) that are in a form satisfactory to the General Partner (as determined in its sole discretion);

(c)if required by the General Partner, the General Partner receives an opinion of counsel satisfactory to the General Partner to the effect that such Transfer is in compliance with this Agreement and all applicable Law; and

(d)if required by the General Partner, the parties to the Transfer, or any one of them, pays all of the Partnership’s reasonable expenses connected with such Transfer (including, but not limited to, the reasonable legal and accounting fees of the Partnership).

Section 8.07. Withdrawal and Removal of Limited Partners

. If a Limited Partner ceases to hold any Units, then such Limited Partner shall withdraw from the Partnership and shall cease to be a Limited Partner and to have the power to exercise any rights or powers of a Limited Partner.

Article IX

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 9.01. No Winding Up

. Except as required by the Partnership Law, the Partnership shall not be required to commence winding up by the admission of additional Partners or withdrawal of Partners in accordance with the terms of this Agreement. The Partnership may be wound up, liquidated, and dissolved only pursuant to the provisions of this Article IX, and the Partners hereby irrevocably waive any and all other rights they may have to cause a winding up and/or dissolution of the Partnership or a sale or partition of any or all of the Partnership assets.

Section 9.02. Events Causing Winding Up

. The Partnership shall be wound up upon the occurrence of any of the following events (each, a “Dissolution Event”):

(a)an order of a court of competent jurisdiction for the winding up and dissolution of the Partnership, upon the finding that it is not reasonably practicable to carry on the business of the Partnership in conformity with this Agreement;

(b)any event which makes it unlawful for the business of the Partnership to be carried on by the Partners;

(c)the written consent of the General Partner and APO Corp.;

(d)any other event expressly set out in the Partnership Law not inconsistent with any provision hereof causing the winding up of the Partnership under the Partnership Law;

(e)the Incapacity or removal of the General Partner or the occurrence of a Disabling Event with respect to the General Partner; provided that the Partnership will not be required to be wound up and subsequently dissolved in connection with any of the events specified in this Section 9.02(a) if: (i) at the time of the occurrence of such event there is at least one other general partner of the Partnership who is hereby authorized to, and elects to, carry on the business of the Partnership; or (ii) APO Corp. consents to or ratifies the continuation of the business of the Partnership and the appointment of another general partner of the Partnership, effective as of the event that caused the General Partner to cease to be a general partner of the Partnership, within 90 days following notice of any such event being given to all Limited Partners.

Section 9.03. Distribution upon Winding Up

. Upon the commencement of the winding up of the affairs of the Partnership, the General Partner, or any other Person designated by the General Partner (the “Liquidation Agent”), shall take full account of the assets and liabilities of the Partnership and shall, unless the General Partner determines otherwise, liquidate the assets of the Partnership as promptly as is consistent with obtaining the fair value thereof. The proceeds of any liquidation shall be applied and distributed in the following order:

(a)First, to the satisfaction of debts and liabilities of the Partnership (including satisfaction of all indebtedness to Partners and/or their Affiliates to the extent otherwise permitted by law) including the expenses of liquidation, and including the establishment of any reserve which the Liquidation Agent shall deem reasonably necessary for any contingent, conditional or unmatured contractual liabilities or obligations of the Partnership (“Contingencies”). Any such reserve may be paid over by the Liquidation Agent to any attorney-at-law, or acceptable party, as escrow agent, to be held for disbursement in payment of any Contingencies and, at the expiration of such period as shall be deemed advisable by the Liquidation Agent for distribution of the balance in the manner hereinafter provided in this Section 9.03;

(b)Second, to the holders of the Series A Preferred Mirror Units and the holders of the Series B Preferred Mirror Units, as provided in Article XI and Article XII, respectively; and

(c)The balance, if any, to the Partners, pro rata to each of the Partners in accordance with their Percentage Interests.

Section 9.04. Time for Liquidation

. A reasonable amount of time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the Liquidation Agent to minimize the losses attendant upon such liquidation.

Section 9.05. Termination

. The Partnership shall be dissolved when all of the assets of the Partnership, after payment of or due provision for all debts, liabilities and obligations of the Partnership, shall have been distributed to the holders of Units in the manner provided for in this Article IX. Following the completion of the winding up of the Partnership, the General Partner (or the Liquidation Agent, as applicable) shall execute, acknowledge and cause to be filed a notice of dissolution (the “Notice of Dissolution”) of the Partnership with the Registrar of Exempted Limited Partnerships of the Cayman Islands and the winding up of the Partnership shall be complete on the filing of the Notice of Dissolution. This Agreement shall terminate upon the filing of the Notice of Dissolution.

Section 9.06. Claims of the Partners

. The Partners shall look solely to the Partnership’s assets for the return of their Capital Contributions, and if the assets of the Partnership remaining after payment of or due provision for all debts, liabilities and obligations of the Partnership are insufficient to return such Capital Contributions, the Partners shall have no recourse against the Partnership or any other Partner or any other Person. No Partner with a negative balance in such Partner’s Capital Account shall have any obligation to the Partnership or to the other Partners or to any creditor or other Person to restore such negative balance during the existence of the Partnership, upon winding up or dissolution of the Partnership or otherwise, except to the extent required by the Partnership Law.

Section 9.07. Survival of Certain Provisions

. Notwithstanding anything to the contrary in this Agreement, the provisions of Section

10.02	and Section 13.09 shall survive the dissolution of the Partnership.

Article X

LIABILITY AND INDEMNIFICATION

Section 10.01. Liability of Partners

.

(a)    No Limited Partner shall be liable for any debt, obligation or liability of the Partnership or of any other Partner or have any obligation to restore any deficit balance in its Capital Account solely by reason of being a Limited Partner of the Partnership, except to the extent required by the Partnership Law.

(b)    Except as required by law, this Agreement is not intended to, and does not, create or impose any fiduciary duty on any of the Partners (including without limitation, the General Partner) hereto or on their respective Affiliates. Further, the Partners hereby eliminate, to the fullest extent permitted by law, any and all fiduciary duties that, absent such elimination, may exist at or be implied by Law or in equity, and in doing so, recognize, acknowledge and agree that their duties and obligations to one another and to the Partnership are only as expressly set forth in this Agreement and those required by the Partnership Law.

(c)    Subject to the Partnership Law, to the extent that, at law or in equity, any Partner (including without limitation, the General Partner) has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to another Partner, the Partners (including without limitation, the General Partner) acting under this Agreement will not be liable to the Partnership or to any such other Partner for their good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities relating thereto of any Partner (including without limitation, the General Partner) otherwise existing at law or in equity to the Partnership or the Partners, are agreed by the Partners to replace or eliminate to that extent such other duties and liabilities of the Partners relating thereto (including without limitation, the General Partner), to the fullest extent permitted by applicable Law.

(d)    The General Partner may consult with legal counsel, accountants and financial or other advisors and any act or omission suffered or taken by the General Partner on behalf of the Partnership or in furtherance of the interests of the Partnership in good faith in reliance upon and in accordance with the advice of such counsel, accountants or financial or other advisors will, with respect to the Partnership and the other Partners, be full justification for any such act or omission, and the General Partner will be fully protected from liability to the Partnership and the other Partners in so acting or omitting to act so long as such counsel or accountants or financial or other advisors were selected with reasonable care.

(e)    To the fullest extent permitted by law and notwithstanding any other provision of this Agreement or any agreement contemplated herein or otherwise applicable provision of law or equity, whenever in this Agreement the General Partner is permitted or required to make a decision (i) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, such General Partner shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or the Limited Partners, or (ii) in its “good faith” or under another expressed standard, such General Partner shall act under such express standard and shall not be subject to any other or different standards.

Section 10.02. Indemnification

.

(a)The General Partner, the Tax Matters Partner, the Partnership Representative (including, without limitation, for this purpose each former and present director, officer, consultant, advisor, manager, member, employee and stockholder of the General Partner, the Tax Matters Partner or the Partnership Representative) and each Limited Partner (including any former Limited Partner), in his capacity, as such, and to the extent such Limited Partner participates, directly or indirectly, in the Partnership’s activities (each, a “Covered Person” and collectively, the “Covered Persons”) shall not be liable to the Partnership or, to the extent applicable, to any of the other Partners for any loss, claim, damage or liability occasioned by any acts or omissions in the performance of its services hereunder, unless it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such loss, claim, damage or liability is due to an act or omission of a Covered Person (i) made in bad faith or with criminal intent or (ii) that adversely affected the Partnership and that failed to satisfy any duty of care owed to the Partnership (as modified by this Agreement) or as otherwise required by Law.

(b)A Covered Person shall be indemnified to the fullest extent permitted by law by the Partnership against any losses, claims, damages, liabilities and expenses (including attorneys’ fees, judgments, fines, penalties and amounts paid in settlement) incurred by or imposed upon him by reason of or in connection with any action taken or omitted by such Covered Person arising out of the Covered Person’s status as a Partner or its activities on behalf of the Partnership, including in connection with any action, suit, investigation or proceeding before any judicial, administrative, regulatory or legislative body or agency to which it may be made a party or otherwise involved or with which it shall be threatened by reason of being or having been the General Partner or by reason of serving or having served as a director, officer, consultant, advisor, manager, member, partner, employee or stockholder of any enterprise in which the Partnership or any of its Affiliates has or had a financial interest; provided that the Partnership may, but shall not be required to, indemnify a Covered Person with respect to any matter as to which there has been a Final Adjudication that its acts or its failure to act (i) were in bad faith or with criminal intent, or
(ii) were of a nature that makes indemnification by the relevant Affiliate unavailable. The right to indemnification granted by this Section 10.02 shall be in addition to any rights to which a Covered Person may otherwise be entitled and shall inure to the benefit of the successors by operation of law or valid assigns of such Covered Person. The Partnership shall pay the expenses incurred by a Covered Person in defending a civil or criminal action, suit, investigation or proceeding in advance of the final disposition of such action, suit, investigation or proceeding, upon receipt of an undertaking by the Covered Person to repay such payment if there shall be a Final Adjudication that it is not entitled to indemnification as provided herein. In any suit brought by the Covered Person to enforce a right to indemnification hereunder it shall be a defense that the Covered Person has not met the applicable standard of conduct set forth in this Section 10.02, and in any suit in the name of the Partnership to recover expenses advanced pursuant to the terms of an undertaking the Partnership shall be entitled to recover such expenses upon Final Adjudication that the Covered Person has not met the applicable standard of conduct set forth in this Section 10.02. In any such suit brought to enforce a right to indemnification or to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to an advancement of expenses, shall be on the Partnership (or any Limited Partner acting derivatively or otherwise on behalf of the Partnership or the Limited Partners). The General Partner may not satisfy any right of indemnity or reimbursement granted in this Section 10.02 or to which it may be otherwise entitled except out of the assets of the Partnership (including, without limitation, insurance proceeds and rights pursuant to indemnification agreements), and no Partner shall be personally liable with respect to any such claim for indemnity or reimbursement. The General Partner may enter into appropriate indemnification agreements and/or arrangements reflective of the provisions of this Section 10.02 and obtain appropriate insurance coverage on behalf and at the expense of the Partnership to secure the Partnership’s indemnification obligations hereunder and may enter into appropriate indemnification agreements and/or arrangements reflective of the provisions of this Section 10.02. Each Covered Person shall be deemed a third party beneficiary (to the extent not a direct party hereto) to this Agreement and, in particular, the provisions of this Section 10.02.

(c)To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Partners, the Covered Person shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person otherwise existing at law or in equity to the Partnership or the Partners, are agreed by the Partners to replace or eliminate such other duties and liabilities of each such Covered Person, to the fullest extent permitted by applicable Law.

Article XI

TERMS, RIGHTS, POWERS, PREFERENCES AND DUTIES OF SERIES A PREFERRED MIRROR UNITS

Section 11.01. Designation

. The Series A Preferred Mirror Units are hereby designated and created as a series of Preferred Units. Each Series A Preferred Mirror Unit shall be identical in all respects to every other Series A Preferred Mirror Unit. As of any date of determination, the Percentage Interest as to any Series A Holder in its capacity as such with respect to Series A Preferred Mirror Units shall be 0% as such term applies to all Partners; provided, however, that when such term is used to only apply to Series A Holders, “Percentage Interest” shall mean, with respect to any holder of Series A Preferred Mirror Units in its capacity as such as of any date, the ratio (expressed as a percentage) of the number of Series A Preferred Mirror Units held by such holder on such date relative to the aggregate number of Series A Preferred Mirror Units then outstanding as of such date. The General Partner may cause the Partnership to, from time to time, without notice to or consent of the Series A Holders or holders of other Parity Units, issue additional Series A Preferred Mirror Units.

Section 11.02. Distributions

.

(a)The Series A Holders shall be entitled to receive with respect to each Series A Preferred Mirror Unit owned by such holder, when, as and if declared by the General Partner in its sole discretion out of funds legally available therefor, non-cumulative quarterly cash distributions, on the applicable Distribution Payment Date that corresponds to the Record Date for which the General Partner has declared a distribution, if any, at a rate per annum equal to the Series A Distribution Rate (subject to Section 11.05 of this Agreement) of the Series A Liquidation Preference. Such distributions shall be non-cumulative. Distributions payable on the Series A Preferred Mirror Units for any period less than a full Distribution Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Declared distributions will be payable on the relevant Distribution Payment Date to Series A Holders as they appear on the LP Register at the close of business, New York City time, on a Series A Record Date, provided that if the Series A Record Date is not a Business Day, the declared distributions will be payable on the relevant Distribution Payment Date to Series A Holders as they appear on the LP Register at the close of business, New York City time, on the Business Day immediately preceding such Series A Record Date.

(b)So long as any Series A Preferred Mirror Units are outstanding, for any then-current Distribution Period, unless distributions have been declared and paid or declared and set apart for payment on (i) all AOG Series A Mirror Interests or (ii) the Series A Preferred Shares, then, in each case for such then-current Distribution Period only, (i) no distributions may be declared or paid or set apart for payment by the Partnership on any Junior Units and (ii) the Partnership may not repurchase any of its Junior Units; provided, however, that, the foregoing limitations shall not apply to (x) a distribution to any holder of equity interests of the Partnership in order to permit such holder (or parent of such holder) to net share settle equity-based awards granted under the Issuer’s 2007 Omnibus Equity Incentive Plan in order to satisfy associated tax obligations, (y) pro rata Tax Distributions in accordance with Section 4.01(b) as in effect on the date the Series A Preferred Shares are first issued and/or (z) distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units.

(c)The General Partner may, in its sole discretion, choose to pay distributions on the Series A Preferred Mirror Units without the payment of any distributions on any Junior Units.

(d)When distributions are not declared and paid (or duly provided for) on any Distribution Payment Date (or, in the case of Parity Units having distribution payment dates different from the Distribution Payment Dates pertaining to the Series A Preferred Mirror Units, on a distribution payment date falling within the related Distribution Period) in full upon the Series A Preferred Mirror Units or any Parity Units, all distributions declared upon the Series A Preferred Mirror Units and all such Parity Units payable on such Distribution Payment Date (or, in the case of Parity Units having distribution payment dates different from the Distribution Payment Dates, on a distribution payment date falling within the related Distribution Period) shall be declared pro rata so that the respective amounts of such distributions shall bear the same ratio to each other as all declared and unpaid distributions per Unit on the Series A Preferred Mirror Units and all unpaid distributions, including any accumulations, on all Parity Units payable on such Distribution Payment Date (or in the case of Parity Units having distribution payment dates different from the Distribution Payment Dates pertaining to the Series A Preferred Mirror Units, on a distribution payment date falling within the related Distribution Period) bear to each other.

(e)No distributions may be declared or paid or set apart for payment on any Series A Preferred Mirror Units if at the same time any arrears exist or default exists in the payment of distributions on any outstanding Units ranking, as to the payment of distributions and distribution of assets upon a Dissolution Event, senior to the Series A Preferred Mirror Units, subject to any applicable terms of such outstanding Units.

(f)Series A Holders shall not be entitled to any distributions, whether payable in cash or property, other than as provided in this Agreement and shall not be entitled to interest, or any sum in lieu of interest, in respect of any distribution payment, including any such payment which is delayed or foregone.

(g)The Partnership and the Series A Holders intend that no portion of the distributions paid to the Series A Holders pursuant to this Section 11.02 shall be treated as a “guaranteed payment” within the meaning of Section 707(c) of the Code, and the Partnership and Series A Holders shall not take any position inconsistent with such intention, except if there is a change in applicable law or final determination by the Internal Revenue Service that is inconsistent with such intention.

Section 11.03. Rank

. The Series A Preferred Mirror Units shall rank, with respect to payment of distributions and distribution of assets upon a Dissolution Event:

(a)junior to all of the Partnership’s existing and future indebtedness and any equity securities, including Preferred Units, that the Partnership may authorize or issue, the terms of which provide that such securities shall rank senior to the Series A Preferred Mirror Units with respect to payment of distributions and distribution of assets upon a Dissolution Event;

(b)equally to any Parity Units; and

(c)senior to any Junior Units. Section 11.04. Redemption
.

(a)Notwithstanding anything to the contrary contained in this Agreement, at any time and from time to time, the Partnership may, in the General Partner’s sole discretion, redeem the Series A Preferred Mirror Units, out of funds legally available therefor, in whole or in part, at a redemption price equal to the Series A Liquidation Preference plus an amount equal to declared and unpaid distributions from the Distribution Payment Date immediately preceding the redemption date to, but excluding, the redemption date.

(b)If the Issuer redeems its Series A Preferred Shares pursuant to a Change of Control Event or a Series A Tax Redemption Event, then the Partnership may, in the General Partner’s sole discretion, redeem the Series A Preferred Mirror Units, in whole but not in part, out of funds legally available therefor, at a redemption price equal to $25.25 per Series A Preferred Mirror Unit plus an amount equal to the declared and unpaid distributions. So long as funds sufficient to pay the redemption price for all of the Series A Preferred Mirror Units called for redemption have been set aside for payment, from and after the redemption date, such Series A Preferred Mirror Units called for redemption shall no longer be deemed outstanding, and all rights of the Series A Holders thereof shall cease other than the right to receive the redemption price, without interest.

(c)Without limiting clause (b) of this Section 11.04, if the Partnership shall deposit on or prior to any date fixed for redemption of Series A Preferred Mirror Units, with any bank or trust company, as a trust fund, or in an account for the benefit of and/or Controlled by the General Partner or the Partnership, a fund sufficient to redeem the Series A Preferred Mirror Units called for redemption, with irrevocable instructions and authority to such bank or trust company (if applicable) to pay on and after the date fixed for redemption or such earlier date as the General Partner may determine, to the respective Series A Holders, the redemption price thereof, then from and after the date of such deposit (although prior to the date fixed for redemption) such Series A Preferred Mirror Units so called shall be deemed to be redeemed and such deposit shall be deemed to constitute full payment of such Series A Preferred Mirror Units to the holders thereof and from and after the date of such deposit such Series A Preferred Mirror Units shall no longer be deemed to be outstanding, and the holders thereof shall cease to be holders of Units with respect to such Series A Preferred Mirror Units, and shall have no rights with respect thereto except only the right to receive from such bank or trust company, or account for the benefit of and/or Controlled by the General Partner or the Partnership, on the redemption date or such earlier date as the General Partner may determine, payment of the redemption price of such Series A Preferred Mirror Units without interest.

(d)The Series A Holders shall have no right to require redemption of any Series A Preferred Mirror Units.

Section 11.05. Series A Distribution Rate

. If the distribution rate per annum on the Series A Preferred Shares issued by the Issuer shall increase pursuant to Section 13.5 of the Issuer LLC Agreement, then the Series A Distribution Rate shall increase by the same amount beginning on the same date as set forth in Article XIII of the Issuer LLC Agreement.

Section 11.06. Allocations

. Before giving effect to the allocations set forth in Article V, Gross Ordinary Income for the Fiscal Year shall be specially allocated pro rata to the holders of Series A Preferred Mirror Units in accordance with each holder’s Percentage Interest with respect to their Series A Preferred Mirror Units in an amount equal to the sum of (i) the amount of cash distributed with respect to the Series A Preferred Mirror Units pursuant to Section 11.02 during such Fiscal Year and (ii) the excess, if any, of the amount of cash distributed with respect to the Series A Preferred Mirror Units pursuant to Section 11.02 in all prior Fiscal Years over the amount of Gross Ordinary Income allocated to the Series A Holders pursuant to this Section 11.06 in all prior Fiscal Years. To the extent that there is insufficient Gross Ordinary Income for a Fiscal Year to allocate to the Series A Holders pursuant to the prior sentence and to the Series B Holders pursuant to Section 12.06, Gross Ordinary Income shall be allocated to the Series A Holders and Series B Holders for such Fiscal Year on a pro rata basis based on the amount of distributions paid in respect of the Series A Preferred Shares and Series B Preferred Shares respectively in such Fiscal Year.

Section 11.07. Voting

. Notwithstanding any provision in this Agreement or the Partnership Law to the contrary, the Series A Preferred Mirror Units shall not have any relative, participating, optional or other voting, consent or approval rights or powers, and the vote, consent or approval of the Series A Holders shall not be required for the taking of any Partnership action or inaction.

Section 11.08. Liquidation Rights

.

(a)Upon any Dissolution Event, after payment or provision for the liabilities of the Partnership (including the expenses of such Dissolution Event) and the satisfaction of all claims ranking senior to the Series A Preferred Mirror Units in accordance with Section 9.03, the Series A Holders shall be entitled to receive out of the assets of the Partnership or proceeds thereof available for distribution to Partners, before any payment or distribution of assets is made in respect of Junior Units, distributions equal to the positive balance in their Capital Accounts (to the extent such positive balance is attributable to ownership of the Series A Preferred Mirror Units and after taking into account allocations of Gross Ordinary Income to the Series A Holders pursuant to Section 11.06 for the taxable year in which the Dissolution Event occurs) pursuant to Section 9.03, pro rata based on the full respective distributable amounts to which each Series A Holder is entitled pursuant to this Section 11.08(a).

(b)Upon a Dissolution Event, after each Series A Holder receives a payment equal to the positive balance in its Capital Account (to the extent such positive balance is attributable to ownership of the Series A Preferred Mirror Units and after taking into account allocations of Gross Ordinary Income to the Series A Holders pursuant to Section 11.06 for the taxable year in which the Dissolution Event occurs), such Series A Holder shall not be entitled to any further participation in any distribution of assets by the Partnership.

(c)If the assets of the Partnership available for distribution upon a Dissolution Event are insufficient to pay in full the aggregate amount payable to the Series A Holders and holders of all other outstanding Parity Units, if any, such assets shall be distributed to the Series A Holders and holders of such Parity Units pro rata, based on the full respective distributable amounts to which each such Partner is entitled pursuant to this Section 11.08.

(d)Nothing in this Section 11.08 shall be understood to entitle the Series A Holders to be paid any amount upon the occurrence of a Dissolution Event until holders of any classes or series of Units ranking, as to the distribution of assets upon a Dissolution Event, senior to the Series A Preferred Mirror Units have been paid all amounts to which such classes or series of Units are entitled.

(e)For the purposes of this Section 11.08, a Dissolution Event shall not be deemed to have occurred in connection with (i) a Substantially All Merger or a Substantially All Sale whereby a member of the Apollo Operating Group is the surviving Person or the Person formed by such transaction is organized under the laws of a Permitted Jurisdiction and has expressly assumed all of the obligations under the AOG Series A Mirror Interests, (ii) the sale or disposition of a member of the Apollo Operating Group (whether by merger, consolidation or the sale of all or substantially all of its assets) if such sale or disposition is not a Substantially All Merger or Substantially All Sale, (iii) the sale or disposition of a member of the Apollo Operating Group should such member not constitute a “significant subsidiary” of the Issuer under Rule 1- 02(w) of Regulation S-X promulgated by the SEC, (iv) an event where the Series A Preferred Shares have been fully redeemed pursuant to the terms of the Issuer LLC Agreement or if proper notice of redemption of the Series A Preferred Shares has been given and funds sufficient to pay the redemption price for all of the Series A Preferred Shares called for redemption have been set aside for payment pursuant to the terms of the Issuer LLC Agreement, (v) transactions where the assets of a member of the Apollo Operating Group being liquidated, dissolved or wound up are immediately contributed to another member of the Apollo Operating Group, and (vi) with respect to a member of the Apollo Operating Group, a Permitted Transfer or a Permitted Reorganization (any of (i) through (vi), a “Series A Dissolution Exception”).

(f)In the event that any member of the Apollo Operating Group liquidates, winds up or dissolves, including a Dissolution Event, the Partnership shall not declare or pay or set apart payment on its Junior Units unless the outstanding liquidation preference on all outstanding AOG Series A Mirror Interests of each member of the Apollo Operating Group shall have been repaid via redemption or otherwise. Notwithstanding the foregoing, no such limitation shall apply to or upon (i) a Series A Dissolution Exception or (ii) an event where the Issuer’s Series A Preferred Shares have been fully redeemed pursuant to the terms of the Issuer LLC Agreement or if proper notice of redemption of the Series A Preferred Shares has been given and funds sufficient to pay the redemption price for all of the Series A Preferred Shares called for redemption have been set aside by or on behalf of the Issuer for payment pursuant to the terms of the Issuer LLC Agreement.

Section 11.09. No Duties to Series A Holders

. Notwithstanding anything to the contrary in this Agreement, to the fullest extent permitted by law, neither the General Partner nor any other Covered Person shall have any duties or liabilities to the Series A Holders.

Section 11.10. Coordination Among Apollo Operating Group

. To facilitate compliance with the limitations set forth in Section 11.02(b) and Section 11.08(f) above, the General Partner shall coordinate with, and provide advance notice to, the general partner or manager of each other member of the Apollo Operating Group with respect to planned distributions, holdbacks, liquidations, dissolutions, redemptions or repurchases of equity interests and extraordinary transactions, using such procedures as the General Partner and such other general partners collectively shall determine from time to time.

Section 11.11. Amendments and Waivers

. Notwithstanding the provisions of Section 13.11 of the Agreement, the provisions of this Article XI may be amended, supplemented, waived or modified by the action of the General Partner without the consent of any other Partner.

Section 11.12. Expenses

. It is the intent of the Issuer, the Partnership and the other members of the Apollo Operating Group that the offering of the Series A Preferred Shares by the Issuer is for the benefit of the Partnership and the other members of the Apollo Operating Group and therefore the fees and expenses (including any underwriter discounts and fees) associated with the offering of the Series A Preferred Shares by the Issuer (the “Series A Offering Expenses”) shall be borne by the members of the Apollo Operating Group. In order to implement such intent, (i) the Issuer will be deemed to have contributed the gross proceeds raised in the offering of the Series A Preferred Shares to APO Asset Co., LLC, APO (FC), LLC, APO (FC II), LLC, APO (FC III), LLC, APO UK (FC),
LLC and APO Corp. (in exchange for a note in the case of APO Corp.), in accordance with the books and records of such entities, which will in turn contribute the gross proceeds to the Partnership and the other members of the Apollo Operating Group in exchange for Series A Preferred mirror units issued by the Partnership and the other members of the Apollo Operating Group, and (ii) the Partnership and the other members of the Apollo Operating Group will be deemed to have paid the Series A Offering Expenses, pro rata based on the relative amount of gross proceeds each member of the Apollo Operating Group is deemed to have received.

Article XII

TERMS, RIGHTS, POWERS, PREFERENCES AND DUTIES OF SERIES B PREFERRED MIRROR UNITS

Section 12.01. Designation

. The Series B Preferred Mirror Units are hereby designated and created as a series of Preferred Units. Each Series B Preferred Mirror Unit shall be identical in all respects to every other Series B Preferred Mirror Unit. As of any date of determination, the Percentage Interest as to any Series B Holder in its capacity as such with respect to Series B Preferred Mirror Units shall be 0% as such term applies to all Partners; provided, however, that when such term is used to only apply to Series B Holders, “Percentage Interest” shall mean, with respect to any holder of Series B Preferred Mirror Units in its capacity as such as of any date, the ratio (expressed as a percentage) of the number of Series B Preferred Mirror Units held by such holder on such date relative to the aggregate number of Series B Preferred Mirror Units then outstanding as of such date. The General Partner may cause the Partnership to, from time to time, without notice to or consent of the Series B Holders or holders of other Parity Units, issue additional Series B Preferred Mirror Units.

Section 12.02. Distributions

.

(a)The Series B Holders shall be entitled to receive with respect to each Series
B Preferred Mirror Unit owned by such holder, when, as and if declared by the General Partner in its sole discretion out of funds legally available therefor, non-cumulative quarterly cash distributions, on the applicable Distribution Payment Date that corresponds to the Record Date for which the General Partner has declared a distribution, if any, at a rate per annum equal to the Series B Distribution Rate (subject to Section 12.05 of this Agreement) of the Series B Liquidation Preference. Such distributions shall be non-cumulative. Distributions payable on the Series B Preferred Mirror Units for any period less than a full Distribution Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Declared distributions will be payable on the relevant Distribution Payment Date to Series B Holders as they appear on the LP Register at the close of business, New York City time, on a Series B Record Date, provided that if the Series B Record Date is not a Business Day, the declared distributions will be payable on the relevant Distribution Payment Date to Series B Holders as they appear on the LP Register at the close of business, New York City time, on the Business Day immediately preceding such Series B Record Date.

(b)So long as any Series B Preferred Mirror Units are outstanding, for any then-current Distribution Period, unless distributions have been declared and paid or declared and set apart for payment on (i) all AOG Series B Mirror Interests or (ii) the Series B Preferred Shares, then, in each case for such then-current Distribution Period only, (i) no distributions may be declared or paid or set apart for payment by the Partnership on any Junior Units and (ii) the Partnership may not repurchase any of its Junior Units; provided, however, that, the foregoing limitations shall not apply to (x) a distribution to any holder of equity interests of the Partnership in order to permit such holder (or parent of such holder) to net share settle equity-based awards granted under the Issuer’s 2007 Omnibus Equity Incentive Plan (or any successor or similar plan) in order to satisfy associated tax obligations, (y) pro rata Tax Distributions in accordance with Section 4.01(b) as in effect on the date the Series B Preferred Shares are first issued and/or (z) distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units or with proceeds from the substantially concurrent sale of Junior Units.

(c)The General Partner may, in its sole discretion, choose to pay distributions on the Series B Preferred Mirror Units without the payment of any distributions on any Junior Units.

(d)When distributions are not declared and paid (or duly provided for) on any Distribution Payment Date (or, in the case of Parity Units having distribution payment dates different from the Distribution Payment Dates pertaining to the Series B Preferred Mirror Units, on a distribution payment date falling within the related Distribution Period) in full upon the Series B Preferred Mirror Units or any Parity Units, all distributions declared upon the Series B Preferred Mirror Units and all such Parity Units payable on such Distribution Payment Date (or, in the case of Parity Units having distribution payment dates different from the Distribution Payment Dates, on a distribution payment date falling within the related Distribution Period) shall be declared pro rata so that the respective amounts of such distributions shall bear the same ratio to each other as all declared and unpaid distributions per Unit on the Series B Preferred Mirror Units and all unpaid distributions, including any accumulations, on all Parity Units payable on such Distribution

Payment Date (or in the case of Parity Units having distribution payment dates different from the Distribution Payment Dates pertaining to the Series B Preferred Mirror Units, on a distribution payment date falling within the related Distribution Period) bear to each other.

(e)No distributions may be declared or paid or set apart for payment on any Series B Preferred Mirror Units if at the same time any arrears exist or default exists in the payment of distributions on any outstanding Units ranking, as to the payment of distributions and distribution of assets upon a Dissolution Event, senior to the Series B Preferred Mirror Units, subject to any applicable terms of such outstanding Units.

(f)Series B Holders shall not be entitled to any distributions, whether payable in cash or property, other than as provided in this Agreement and shall not be entitled to interest, or any sum in lieu of interest, in respect of any distribution payment, including any such payment which is delayed or foregone.

(g)The Partnership and the Series B Holders intend that no portion of the distributions paid to the Series B Holders pursuant to this Section 12.02 shall be treated as a “guaranteed payment” within the meaning of Section 707(c) of the Code, and the Partnership and Series B Holders shall not take any position inconsistent with such intention, except if there is a change in applicable law or final determination by the Internal Revenue Service that is inconsistent with such intention.

Section 12.03. Rank

. The Series B Preferred Mirror Units shall rank, with respect to payment of distributions and distribution of assets upon a Dissolution Event:

(a)junior to all of the Partnership’s existing and future indebtedness and any equity securities, including Preferred Units, that the Partnership may authorize or issue, the terms of which provide that such securities shall rank senior to the Series B Preferred Mirror Units with respect to payment of distributions and distribution of assets upon a Dissolution Event;

(b)equally to any Parity Units; and

(c)senior to any Junior Units. Section 12.04. Redemption
.

(a)Notwithstanding anything to the contrary contained in this Agreement, at any time and from time to time, the Partnership may, in the General Partner’s sole discretion, redeem the Series B Preferred Mirror Units, out of funds legally available therefor, in whole or in part, at a redemption price equal to the Series B Liquidation Preference plus an amount equal to declared and unpaid distributions from the Distribution Payment Date immediately preceding the redemption date to, but excluding, the redemption date.

(b)If the Issuer redeems its Series B Preferred Shares pursuant to a Change of Control Event or a Series B Tax Redemption Event, then the Partnership may, in the General Partner’s sole discretion, redeem the Series B Preferred Mirror Units, in whole but not in part, out of funds legally available therefor, at a redemption price equal to $25.25 per Series B Preferred Mirror Unit plus an amount equal to the declared and unpaid distributions. If the Issuer redeems its Series B Preferred Shares pursuant to a Rating Agency Redemption Event, then the Partnership may, in the General Partner’s sole discretion, redeem the Series B Preferred Mirror Units, in whole but not in part, out of funds legally available therefor, at a redemption price equal to $25.50 per Series B Preferred Mirror Unit plus an amount equal to the declared and unpaid distributions. So long as funds sufficient to pay the redemption price for all of the Series B Preferred Mirror Units called for redemption have been set aside for payment, from and after the redemption date, such Series B Preferred Mirror Units called for redemption shall no longer be deemed outstanding, and all rights of the Series B Holders thereof shall cease other than the right to receive the redemption price, without interest.

(c)Without limiting clause (b) of this Section 12.04, if the Partnership shall deposit on or prior to any date fixed for redemption of Series B Preferred Mirror Units, with any bank or trust company, as a trust fund, or in an account for the benefit of and/or Controlled by the General Partner or the Partnership, a fund sufficient to redeem the Series B Preferred Mirror Units called for redemption, with irrevocable instructions and authority to such bank or trust company (if applicable) to pay on and after the date fixed for redemption or such earlier date as the General Partner may determine, to the respective Series B Holders, the redemption price thereof, then from and after the date of such deposit (although prior to the date fixed for redemption) such Series B Preferred Mirror Units so called shall be deemed to be redeemed and such deposit shall be deemed to constitute full payment of such Series B Preferred Mirror Units to the holders thereof and from and after the date of such deposit such Series B Preferred Mirror Units shall no longer be deemed to be outstanding, and the holders thereof shall cease to be holders of Units with respect to such Series B Preferred Mirror Units, and shall have no rights with respect thereto except only the right to receive from such bank or trust company, or account for the benefit of and/or Controlled by the General Partner or the Partnership, on the redemption date or such earlier date as the General Partner may determine, payment of the redemption price of such Series B Preferred Mirror Units without interest.

(d)The Series B Holders shall have no right to require redemption of any Series B Preferred Mirror Units.

Section 12.05. Series B Distribution Rate

. If the distribution rate per annum on the Series B Preferred Shares issued by the Issuer shall increase pursuant to Section 14.5 of the Issuer LLC Agreement, then the Series B Distribution Rate shall increase by the same amount beginning on the same date as set forth in Article XIV of the Issuer LLC Agreement.

Section 12.06. Allocations

. Before giving effect to the allocations set forth in Article V, Gross Ordinary Income for the Fiscal Year shall be specially allocated pro rata to the holders of Series B Preferred Mirror

Units in accordance with each holder’s Percentage Interest with respect to their Series B Preferred Mirror Units in an amount equal to the sum of (i) the amount of cash distributed with respect to the Series B Preferred Mirror Units pursuant to Section 12.02 during such Fiscal Year and (ii) the excess, if any, of the amount of cash distributed with respect to the Series B Preferred Mirror Units pursuant to Section 12.02 in all prior Fiscal Years over the amount of Gross Ordinary Income allocated to the Series B Holders pursuant to this Section 12.06 in all prior Fiscal Years. To the extent that there is insufficient Gross Ordinary Income for a Fiscal Year to allocate to the Series B Holders pursuant to the prior sentence and to the Series A Holders pursuant to Section 11.06, Gross Ordinary Income shall be allocated to the Series B Holders and Series A Holders for such Fiscal Year on a pro rata basis based on the amount of distributions paid in respect of the Series B Preferred Shares and Series A Preferred Shares respectively in such Fiscal Year.

Section 12.07. Voting

. Notwithstanding any provision in this Agreement or the Partnership Law to the contrary, the Series B Preferred Mirror Units shall not have any relative, participating, optional or other voting, consent or approval rights or powers, and the vote, consent or approval of the Series B Holders shall not be required for the taking of any Partnership action or inaction.

Section 12.08. Liquidation Rights

.

(a)Upon any Dissolution Event, after payment or provision for the liabilities of the Partnership (including the expenses of such Dissolution Event) and the satisfaction of all claims ranking senior to the Series B Preferred Mirror Units in accordance with Section 9.03, the Series B Holders shall be entitled to receive out of the assets of the Partnership or proceeds thereof available for distribution to Partners, before any payment or distribution of assets is made in respect of Junior Units, distributions equal to the positive balance in their Capital Accounts (to the extent such positive balance is attributable to ownership of the Series B Preferred Mirror Units and after taking into account allocations of Gross Ordinary Income to the Series B Holders pursuant to Section 12.06 for the taxable year in which the Dissolution Event occurs) pursuant to Section 9.03, pro rata based on the full respective distributable amounts to which each Series B Holder is entitled pursuant to this Section 12.08(a).

(b)Upon a Dissolution Event, after each Series B Holder receives a payment equal to the positive balance in its Capital Account (to the extent such positive balance is attributable to ownership of the Series B Preferred Mirror Units and after taking into account allocations of Gross Ordinary Income to the Series B Holders pursuant to Section 12.06 for the taxable year in which the Dissolution Event occurs), such Series B Holder shall not be entitled to any further participation in any distribution of assets by the Partnership.

(c)If the assets of the Partnership available for distribution upon a Dissolution Event are insufficient to pay in full the aggregate amount payable to the Series B Holders and holders of all other outstanding Parity Units, if any, such assets shall be distributed to the Series B Holders and holders of such Parity Units pro rata, based on the full respective distributable amounts to which each such Partner is entitled pursuant to this Section 12.08.

(d)Nothing in this Section 12.08 shall be understood to entitle the Series B Holders to be paid any amount upon the occurrence of a Dissolution Event until holders of any classes or series of Units ranking, as to the distribution of assets upon a Dissolution Event, senior to the Series B Preferred Mirror Units have been paid all amounts to which such classes or series of Units are entitled.

(e)For the purposes of this Section 12.08, a Dissolution Event shall not be deemed to have occurred in connection with (i) a Substantially All Merger or a Substantially All Sale whereby a member of the Apollo Operating Group is the surviving Person or the Person formed by such transaction is organized under the laws of a Permitted Jurisdiction and has expressly assumed all of the obligations under the AOG Series B Mirror Interests, (ii) the sale or disposition of a member of the Apollo Operating Group (whether by merger, consolidation or the sale of all or substantially all of its assets) if such sale or disposition is not a Substantially All Merger or Substantially All Sale, (iii) the sale or disposition of a member of the Apollo Operating Group should such member not constitute a “significant subsidiary” of the Issuer under Rule 1- 02(w) of Regulation S-X promulgated by the SEC, (iv) an event where the Series B Preferred Shares have been fully redeemed pursuant to the terms of the Issuer LLC Agreement or if proper notice of redemption of the Series B Preferred Shares has been given and funds sufficient to pay the redemption price for all of the Series B Preferred Shares called for redemption have been set aside for payment pursuant to the terms of the Issuer LLC Agreement, (v) transactions where the assets of a member of the Apollo Operating Group being liquidated, wound up or dissolved are immediately contributed to another member of the Apollo Operating Group, and (vi) with respect to a member of the Apollo Operating Group, a Permitted Transfer or a Permitted Reorganization (any of (i) through (vi), a “Series B Dissolution Exception”).

(f)In the event that any member of the Apollo Operating Group liquidates, winds up or dissolves, including a Dissolution Event, the Partnership shall not declare or pay or set apart payment on its Junior Units unless the outstanding liquidation preference on all outstanding AOG Series B Mirror Interests of each member of the Apollo Operating Group shall have been repaid via redemption or otherwise. Notwithstanding the foregoing, no such limitation shall apply to or upon (i) a Series B Dissolution Exception or (ii) an event where the Issuer’s Series B Preferred Shares have been fully redeemed pursuant to the terms of the Issuer LLC Agreement or if proper notice of redemption of the Series B Preferred Shares has been given and funds sufficient to pay the redemption price for all of the Series B Preferred Shares called for redemption have been set aside by or on behalf of the Issuer for payment pursuant to the terms of the Issuer LLC Agreement.

Section 12.09. No Duties to Series B Holders

. Notwithstanding anything to the contrary in this Agreement, to the fullest extent permitted by law, neither the General Partner nor any other Covered Person shall have any duties or liabilities to the Series B Holders.

Section 12.10. Coordination Among Apollo Operating Group

. To facilitate compliance with the limitations set forth in Section 12.02(b) and Section 12.08(f) above, the General Partner shall coordinate with, and provide advance notice to, the general partner or manager of each other member of the Apollo Operating Group with respect to planned distributions, holdbacks, liquidations, dissolutions, redemptions or repurchases of equity interests and extraordinary transactions, using such procedures as the General Partner and such other general partners collectively shall determine from time to time.

Section 12.11. Amendments and Waivers

. Notwithstanding the provisions of Section 13.11 of the Agreement, the provisions of this Article XII may be amended, supplemented, waived or modified by the action of the General Partner without the consent of any other Partner.

Section 12.12. Expenses

. It is the intent of the Issuer, the Partnership and the other members of the Apollo Operating Group that the offering of the Series B Preferred Shares by the Issuer is for the benefit of the Partnership and the other members of the Apollo Operating Group and therefore the fees and expenses (including any underwriter discounts and fees) associated with the offering of the Series B Preferred Shares by the Issuer (the “Series B Offering Expenses”) shall be borne by the members of the Apollo Operating Group. In order to implement such intent, (i) the Issuer will be deemed to have contributed the gross proceeds raised in the offering of the Series B Preferred Shares to APO Asset Co., LLC, APO (FC), LLC, APO (FC II), LLC, APO (FC III), LLC, APO UK (FC),
LLC and APO Corp. (in exchange for a note in the case of APO Corp.), in accordance with the books and records of such entities, which will in turn contribute the gross proceeds to the Partnership and the other members of the Apollo Operating Group in exchange for Series B Preferred mirror units issued by the Partnership and the other members of the Apollo Operating Group, and (ii) the Partnership and the other members of the Apollo Operating Group will be deemed to have paid the Series B Offering Expenses, pro rata based on the relative amount of gross proceeds each member of the Apollo Operating Group is deemed to have received.

Article XIII MISCELLANEOUS

Section 13.01. Severability

. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 13.02. Notices

. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13.02):

(a)	If to the Partnership, to:

Apollo Principal Holdings II, L.P.
c/o Apollo Principal Holdings II GP, LLC 9 West 57th St., 43rd Floor
New York, NY 10019

(b)	If to any Limited Partner, to:

Apollo Principal Holdings II, L.P.
c/o Apollo Principal Holdings II GP, LLC 9 West 57th St., 43rd Floor
New York, NY 10019

(c)	If to the General Partner, to:

Apollo Principal Holdings II GP, LLC 9 West 57th St., 43rd Floor
New York, NY 10019 Section 13.03. Cumulative Remedies
. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by Law.

Section 13.04. Binding Effect

. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.

Section 13.05. Interpretation

. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. Unless otherwise specified, all references herein to “Articles,” “Sections” and paragraphs shall refer to corresponding provisions of this Agreement.

Section 13.06. Counterparts

. This Agreement may be executed and delivered (including by facsimile transmission or other electronic means) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 13.06.

Section 13.07. Further Assurances

. Each Limited Partner shall perform all other acts and execute and deliver all other documents as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

Section 13.08. Entire Agreement

.

(a)This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

(b)For the avoidance of doubt, each of the Limited Partners that serve as a senior managing director of any of the Apollo Operating Group entities or their Subsidiaries may from time to time enter into agreements with the Partnership in respect of the terms of such service.

Section 13.09. Governing Law

. This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands. To the fullest extent permitted by applicable law, the General Partner and each Limited Partner hereby agree that any claim, action or proceeding by any Limited Partner seeking any relief whatsoever based on, arising out of or in connection with, this Agreement or the Partnership’s business or affairs shall be brought only in the courts located in the Cayman Islands. EACH PARTNER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.10. Expenses

. Except as otherwise specified in this Agreement, the Partnership shall be responsible for all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with its operation.

Section 13.11. Amendments and Waivers

.

(a)This Agreement (including the Annexes hereto) may be amended, supplemented, waived or modified by the written consent of the General Partner, subject to Article XI and Article XII; provided that any amendment that would have a material adverse effect on the rights or preferences of any Class of Units in relation to other Classes of Units must be approved by the holders of not less than a majority of the Percentage Interests of the Class affected; provided further, that the General Partner may, without the written consent of any Limited Partner or any other Person, amend, supplement, waive or modify any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect: (i) any amendment, supplement, waiver or modification that the General Partner determines to be necessary or appropriate in connection with the creation, authorization or issuance of any class or series of equity interest in the Partnership; (ii) the admission, substitution, withdrawal or removal of Partners in accordance with this Agreement; (iii) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership; (iv) any amendment, supplement, waiver or modification that the General Partner determines in its sole discretion to be necessary or appropriate to address changes in United States federal income tax regulations, legislation or interpretation; and (v) a change in the Fiscal Year or taxable year of the Partnership and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the Fiscal Year or taxable year of the Partnership including a change in the dates on which distributions are to be made by the Partnership.

(b)No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

(c)The General Partner may, in its sole discretion, unilaterally amend this Agreement on or before the effective date of the final regulations to provide for (i) the election of a safe harbor under Proposed Treasury Regulation Section 1.83-3(1) (or any similar provision) under which the fair market value of a partnership interest that is transferred is treated as being equal to the liquidation value of that interest, (ii) an agreement by the Partnership and each of its Partners to comply with all of the requirements set forth in such regulations and Notice 2005-43 (and any other guidance provided by the Internal Revenue Service with respect to such election) with respect to all partnership interests transferred in connection with the performance of services while the election remains effective, and (iii) any other related amendments.

(d)Except as may be otherwise required by law in connection with the winding- up, liquidation or dissolution of the Partnership, each Partner hereby irrevocably waives any and all rights that it may have to maintain an action for judicial accounting or for partition of any of the Partnership’s property.

(e)Upon obtaining such approvals required by this Agreement and without further action or execution by any other Person, including any Limited Partner, (i) any amendment to this Agreement may be implemented and reflected in a writing executed solely by the General Partner, and (ii) the Limited Partners shall be deemed a party to and bound by such amendment of this Agreement.

Section 13.12. No Third Party Beneficiaries

. Except with respect to the rights of Covered Persons hereunder, each of whom shall be an intended beneficiary and shall be entitled to enforce the provisions of Section 10.02 as if it were a party to this Agreement, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement and such other Persons shall not have any rights under the Contracts (Rights of Third Parties) Law (as amended) to enforce any term of this Agreement. Notwithstanding any term of this Agreement, the consent of or notice to any Person who is not a party to this Agreement shall not be required for any termination, rescission or agreement to any variations, waiver, assignment, novation, release or settlement under the Agreement at any time.

Section 13.13. Headings

. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Section 13.14. Construction

. Each party hereto acknowledges and agrees it has had the opportunity to draft, review and edit the language of this Agreement and that it is the intent of the parties hereto that no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any dispute relating to, in connection with or involving this Agreement. Accordingly, the parties hereby waive to the fullest extent permitted by law the benefit of any rule of Law or any legal decision that would require that in cases of uncertainty, the language of a contract should be interpreted most strongly against the party who drafted such language.

Section 13.15. Power of Attorney

. Each Limited Partner, by its execution hereof, hereby irrevocably makes, constitutes and appoints the General Partner as its true and lawful agent and attorney in fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file (a) this Agreement and any amendment to this Agreement that has been adopted as herein provided; (b) all certificates and other instruments (including consents and ratifications which the Limited Partners have agreed to provide upon a matter receiving the agreed support of Limited Partners) deemed advisable by the General Partner to carry out the provisions of this Agreement (including the provisions of Section 8.04) and Law or to permit the

Partnership to become or to continue as an exempted limited partnership or partnership wherein the Limited Partners have limited liability in each jurisdiction where the Partnership may be doing business; (c) all instruments that the General Partner deems appropriate to reflect a change or modification of this Agreement or the Partnership in accordance with this Agreement, including, without limitation, the admission of additional Limited Partners or substituted Limited Partners pursuant to the provisions of this Agreement; (d) all conveyances and other instruments or papers deemed advisable by the General Partner to effect the liquidation and termination of the Partnership; and (e) all fictitious or assumed name certificates required or permitted (in light of the Partnership’s activities) to be filed on behalf of the Partnership. With respect to each Limited Partner, the foregoing power of attorney is intended to secure a proprietary interest of the General Partner and the performance of the obligations of each such Limited Partner, shall be irrevocable and shall survive the bankruptcy of such Limited Partner and may be exercised by the General Partner either by signing separately as attorney in fact for such Limited Partner or executing an instrument, by a single signature of the General Partner acting as attorney in fact for all of them.

Section 13.16. Letter Agreements; Schedules

. Notwithstanding the provisions of this Agreement, including Section 13.11, it is hereby acknowledged and agreed that the General Partner on its own behalf or on behalf of the Partnership without the approval of any Limited Partner or any other Person may enter into a side letter or similar agreement to or with a Limited Partner which has the effect of establishing rights under, or altering or supplementing the terms of, this Agreement. The parties hereto agree that any terms contained in a side letter or similar agreement to or with a Limited Partner shall govern with respect to such Limited Partner notwithstanding the provisions of this Agreement. The General Partner may from time to time execute and deliver to the Limited Partners schedules which set forth information contained in the books and records of the Partnership and any other matters deemed appropriate by the General Partner. Such schedules shall be for information purposes only and shall not be deemed to be part of this Agreement for any purpose whatsoever.

Section 13.17. Partnership Status

. The parties intend to treat the Partnership as a partnership for United States federal income tax purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as a deed of the date first above written.

General Partner:                APOLLO PRINCIPAL HOLDINGS II GP, LLC

By:    /s/ Shari Verschell
Name:    Shari Verschell
Title:    Vice President

Witness:    Juliette Sandleitner
Name:    Juliette Sandleitner

Limited Partners:                APO CORP.

By:    /s/ John J. Suydam
Name:    John J. Suydam
Title:    Vice President

Witness:    Tami Pirone
Name:    Tami Pirone

AP PROFESSIONAL HOLDINGS, L.P.

By:     BRH Holdings GP, Ltd.
Its general partner

By:    /s/ John J. Suydam
Name:    John J. Suydam
Title:    Vice President

Witness:    Tami Pirone
Name:    Tami Pirone

Apollo Principal Holdings II, L.P.
Sixth Amended and Restated Exempted Limited Partnership Agreement
Signature Page

Annex A

Apollo Principal Holdings I, L.P. and each of its affiliated carry and co-invest vehicles; Apollo Principal Holdings II, L.P. and each of its affiliated carry and co-invest vehicles; Apollo Principal Holdings III, L.P. and each of its affiliated carry and co-invest vehicles; Apollo Principal Holdings IV, L.P. and each of its affiliated carry and co-invest vehicles; Apollo Principal Holdings V, L.P. and each of its affiliated carry and co-invest vehicles; Apollo Principal Holdings VI, L.P. and each of its affiliated carry and co-invest vehicles; Apollo Principal Holdings VII, L.P. and each of its affiliated carry and co-invest vehicles; Apollo Principal Holdings VIII, L.P. and each of its affiliated carry and co-invest vehicles; Apollo Principal Holdings IX, L.P. and each of its affiliated carry and co-invest vehicles; Apollo Principal Holdings X, L.P. and each of its affiliated carry and co-invest vehicles; Apollo Principal Holdings XI, LLC and each of its affiliated carry and co-invest vehicles; Apollo Principal Holdings XII, L.P. and each of its affiliated carry and co-invest vehicles; AMH Holdings (Cayman), L.P. and each of its affiliated carry and co-invest vehicles; Apollo Management Holdings, L.P. and each of its affiliated carry and co-invest vehicles

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